UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SM&A
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

The Board of Directors of SM&A joins me in extending a cordial invitation to attend our 2007 Annual Meeting of Shareholders which will be held at our corporate headquarters, 4695 MacArthur Court, 8th Floor, Newport Beach, California, 92660 on Tuesday, June 5, 2007 at 10:00 a.m. local time.

In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review SM&A’s business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

It is important that your shares be represented at the meeting regardless of the number of shares you hold or whether you plan to attend the meeting in person.  Please vote by (i) returning your signed proxy form in the envelope provided; (ii) voting by telephone; or (iii) by using the Internet voting option indicated on the proxy form.

We hope you will be able to attend the meeting and look forward to seeing you.

Sincerely,

/s/ Dwight L. Hanger
Chairman of the Board

Notice of Annual Meeting of Shareholders

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of SM&A, a Delaware corporation (hereinafter, the “Company”), will be held on Tuesday, June 5, 2007 at 10:00 AM local time, at the Company’s corporate headquarters at 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660, for the following purposes, as more fully described in the accompanying Proxy Statement:

Proposal 1

Item 1             Election of eight (8) Directors to serve until the next Annual Meeting of Shareholders

Proposal 2

Item 2             Approval of the 2007 Equity Incentive Plan

Item 3             Ratification of the Independent Registered Public Accounting Firm

Item 4             Act on other matters that may properly come before the meeting

Only shareholders of record at the close of business on April 9, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Accompanying this Notice are a Proxy Statement and Proxy.

By Order of the Board of Directors,

/s/ Steve D. Handy,
Senior Vice President,
Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote as soon as possible by mail, telephone, or Internet.

Newport Beach, California
April 23, 2007

ii

SM&A
Corporate Headquarters
4695 MacArthur Court, 8th Floor
Newport Beach, California 92660
(949) 975-1550

iii

TABLE OF CONTENTS

INTRODUCTION

Shareholders Entitled to Vote
Voting of Proxies
Revocation of Proxy
Voting at the Annual Meeting

MATTERS TO BE VOTED ON

ITEM 1:	ELECTION OF DIRECTORS
Director Nominees

ITEM 2:	APPROVAL OF 2007 EQUITY INCENTIVE PLAN
Equity Compensation Plan Information

ITEM 3:	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fees
Work Performed by Independent Auditors
Audit Committee Approval of Audit and Non-Audit Services

ITEM 4:	OTHER BUSINESS

CORPORATE GOVERNANCE

Board Member Attendance
Committees of the Board of Directors
Audit Committee
Compensation Committee
Governance & Nominating Committee
Board Committee Membership
Director Nominee Criteria and Process
Retention of Independent Advisors
Director Independence
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Compensation Committee Interlocks and Insider Participation
Business Conduct and Ethics Code
Whistleblower Procedures
Shareholder Communication with Board of Directors
Executive Loans

THE AUDIT COMMITTEE REPORT

Report of the Audit Committee

i

SECURITY OWNERSHIP

Principal Holders
Named Executive Officers and Directors
Named Executive Officers – Principal Occupation During Last Five Years

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program
Compensation Philosophy and Objectives
Elements of Executive Compensation
Base Salary
Incentive Cash Bonus
Long-Term Incentives
Benefits
Perquisites
Change of Control Agreements
Employment Agreements
Equity Incentive Plan
Tax Considerations
Table 1: Summary Compensation Table
Table 2: Grants of Plan-Based Awards Table
Table 3: Outstanding Equity Awards At Fiscal Year-End Table
Option Exercises and Stock Vested Table
Pension Benefits Table
Non-Qualified Deferred Compensation Table
Potential Payments Upon Termination or Change-in-Control
Employment Agreement with Ms. Davis
Employment Agreement with Ms. McCarthy
Payments Upon Termination Due to Death or Disability
Benefits Letter
Payments Upon Termination Without Cause or Resignation For Good Reason
Payments Upon Change of Control
Potential Payments to Named Executive Officers Other Than Mr. Myers
Retirement Agreement with Mr. Myers
Director Compensation
Director Compensation Plan, Amendment 2
Director Compensation Table
Non-Employee Directors-Outstanding Equity Awards at Fiscal Year-End
Report of the Compensation Committee

ii

ADDITIONAL INFORMATION

Submission of Shareholder Proposals for the 2007 Proxy Statement
Cost of Proxy Solicitation
Other Matters

APPENDICES
Appendix A – 2007 Equity Incentive Plan
Appendix B – Amended Compensation Committee Charter

iii

INTRODUCTION

This Proxy Statement is furnished to the shareholders of SM&A, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company.  The proxies solicited hereby will be presented at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 10:00 AM local time on Tuesday, June 5, 2007, at the Company’s Corporate Headquarters, 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660.  This Proxy Statement, the accompanying form of proxy, and the Company’s Annual Report for fiscal year ending December 31, 2006, are being furnished to shareholders beginning on or about April 23, 2007.

Shareholders Entitled to Vote

Only holders of record of the Company’s Common Stock (the “Common Stock”) at the close of business on April 9, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments and postponements thereof.  As of the Record Date, a total of 18,741,604 shares of the Company’s Common Stock were issued and outstanding.  A majority of those voted shares will constitute a quorum for the purpose of electing directors or adopting proposals at the Annual Meeting.  Abstentions and broker non-votes are counted for purposes of determining a quorum to transact business at the Annual Meeting.

Voting of Proxies

Your vote is important.  A form of proxy is enclosed for your use.  Whether or not you expect to attend in person, we urge you to vote your shares via telephone, the Internet, or by signing, dating, and returning the enclosed proxy form at your earliest convenience.  Promptly voting your shares will save the Company the expense and extra work of additional solicitation.  An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to vote your shares by mail.   Please be aware that, if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as a director, FOR approval of the SM&A 2007 Equity Incentive Plan; and FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm.  The votes of shareholders present in person or repropesented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company.  The nominees for directors of the Company who receive the greatest number of votes cast by shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be elected directors of the Company.  The other proposals will be approved if the affirmative votes exceed the votes cast against.  Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  A “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the outcome of the voting.

Revocation of Proxy

A proxy given may be revoked at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date.  Any shareholder present at the Annual Meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

Voting at the Annual Meeting

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy or letter from the holder of record confirming your ownership of shares in order to be able to vote in person at the Annual Meeting.

MATTERS TO BE VOTED ON

ITEM 1.                  ELECTION OF DIRECTORS

Eight directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders in 2008, or until their successors are elected and qualified.

Steven S. Myers, Founder and Chairman of the Company’s Board of Directors and Chief Executive Officer for most of the Company’s existence, retired from the Company and the Board of Directors on March 31, 2007.  The Board expresses its deepest appreciation for Mr. Myers’ vast contributions to the Company.

The Board of Directors appointed Cynthia A. Davis effective April 2, 2007, to fill the vacancy on the Board created by the retirement of Mr. Myers.  Dwight L. Hanger, a member of the Board since 2005, was elected to become Chairman of the Board effective April 1, 2007.

If for any reason a nominee should, prior to the Annual Meeting, become unavailable to serve as a director due to an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors.  In no event, however, will the proxies be voted for a greater number of persons than the number of nominees named.

Proxies, if not revoked, will be voted in favor of the Board’s nominees for the Board of Directors at the Annual Meeting, unless the shareholder specifies otherwise.

The names of the director nominees, their ages as of the date of the Annual Meeting, the year each first became a director, their principal occupations during at least the past five years, other directorships held by each as of the date hereof, and certain other biographical information are set forth on the following pages.

Director Nominees

The following are brief biographies of each director nominee for election to the Company’s Board of Directors.

WILLIAM C. BOWES

Age 65

Director Since April 2004

Mr. Bowes currently serves as Chairman of the Governance & Nominating Committee.  Mr. Bowes is also a member of the Compensation Committee.  Mr. Bowes is a retired Vice Admiral and an experienced industry executive.  As Vice Admiral, he served as Commander of the Naval Air Systems Command, Principal Deputy Assistant Secretary of the Navy for Research, Development and Acquisition (RDA), and Acting Assistant Secretary of the Navy for RDA.  In 1996, following his retirement from active duty, Mr. Bowes joined Hughes Electronics as corporate vice president and deputy general manager of Hughes Aircraft Company’s Sensors and Communications Systems Segment.  Shortly after Raytheon acquired Hughes, he joined Litton Industries where he held positions as vice president for Corporate Strategic Planning and vice president of Programs Management at Litton’s Integrated Systems Division.  After Northrop Grumman acquired Litton, Mr. Bowes led one of three business units in the newly created Navigation Systems Division of Northrop.  Mr. Bowes holds a Bachelors degree in Chemical Engineering from the University of Idaho and a Masters degree in Systems Acquisition Management from the Naval Postgraduate School.  He has completed financial management, corporate planning and director courses at Harvard, Wharton, the University of Chicago, and at the University of California, Los Angeles.  Mr. Bowes is a certified director from the UCLA Anderson School of Business.  Mr. Bowes currently serves on the board of Talla Tech and the Software Engineering Institute at Carnegie Mellon University. He is a Fellow for the Society of Experimental Test Pilots.

CYNTHIA A. DAVIS

Age 50

Director Nominee

Ms. Davis was appointed as Chief Executive Officer and Director of the Company’s Board of Directors on April 2, 2007, following the retirement of Steven S. Myers.  From March 2003 to March 2007, Ms. Davis served as Vice President and General Manager of a Lockheed Martin Missiles & Fire Controls business.  In this role, Ms. Davis was responsible for strategic planning, business development, R&D, manufacturing, and P&L for the 650 person business unit providing precision guided weapons systems and mission critical sensors and controls to Federal and international customers.  From October 2001 to March 2003, Ms. Davis served as Vice President, Distribution Technologies of Lockheed Martin Systems Integration where she was recruited to lead and revitalize this commercial mail automation and technology subsidiary of Lockheed Martin.  Before joining Lockheed Martin, Ms. Davis served as Vice President of the Surface Mount and Systems Division of Universal Instruments Corporation, a hi-tech electronic assembly company. Previous to this, she held various senior positions at Bausch & Lomb’s Eyewear Division and was a management consultant with Meritus Consulting Services. Ms. Davis received her Bachelor of Science in Industrial Technology and Computer Science and Master of Science in Advance Technology and Computer Science from the State University of New York at Binghamton.

DWIGHT L. HANGER

Age 64

Director Since April 2005

Mr. Hanger was elected as Chairman of the Board effective April 1, 2007. He also serves on the Company’s Audit Committee. From 2000 to 2004 Mr. Hanger held the position of Vice President for Capgemini Ernst & Young, a provider of consulting, technology and outsourcing services. From 1969 to 2000, he worked as a management consultant with Ernst & Young LLC and Ernst & Whinney serving as a Partner 22 years. During his tenure, he managed various business areas, geographies (Los Angeles Western Region, and National), and significant global clients.  Mr. Hanger has consulted with government agencies and companies focused on manufacturing, distribution, healthcare and retail.  His areas of expertise include strategic planning, IT strategy, operations, systems integration and supply chain management, among others. Mr. Hanger currently serves Biola University in a non-profit capacity as Vice Chairman of the Board, a member of the Trustees Affairs Committee, and a member of the Finance and Audit Committee. He is a member of the AICPA (American Institute of Certified Public Accountants), the IMA (Institute of Management Accountants), and the APICS (American Production and Inventory Control Society). Mr. Hanger was licensed through the states of California and Ohio as a Certified Public Accountant. Mr. Hanger holds a Bachelors degree in Electrical Engineering and an MBA degree in General Management from the University of California, Los Angeles.

J. CHRISTOPHER LEWIS

Age 51

Director Since September 1996

Mr. Lewis currently serves on the Company’s Compensation Committee and Governance & Nominating Committee.  Mr. Lewis has been a general partner of Riordan, Lewis & Haden, equity investors in California-based enterprises since 1981.  Mr. Lewis has been involved in all aspects of private equity investing, including growth financings, acquisitions, and corporate advisory activities.  Mr. Lewis also serves as a director of Tetra Tech, Inc., a publicly held company, and several private companies.  Mr. Lewis graduated cum laude from the University of Southern California, where he earned a Bachelor of Science in Business Administration and Finance and subsequently received a Masters of Business Administration.

JOSEPH B. REAGAN

Age 72

Director Since July 2004

Dr. Reagan currently serves as Chairman of the Company’s Compensation Committee and is a member of the Audit Committee. Dr. Reagan is a technology and senior management consultant to industry and the United States Government. He retired in 1996 after 37 years with the Lockheed Martin Corporation where he was a corporate officer and vice president and general manager in the Missiles and Space Company. Dr. Reagan was a director of Southwall Technologies Inc., an OTC public company, from October 1987 to May 1992 and from June 1993 to May 2006, where he served as Chairman of the Compensation Committee and as a member of the Audit Committee. From December 1998 to December 2004, Dr. Reagan was a director of the Naval Studies Board, an element of the National Research Council, where he served as Vice Chairman. From May 1992 until May 2004 he was a director of the Tech Museum of Innovation in San Jose. He was elected to the National Academy of Engineering in 1998 and currently is the Chairman of the Aerospace Section. Dr. Reagan is a graduate of the Pennsylvania State University Executive Management Program, the Management Institute, Advanced Institute, Executive Institute and Senior Management Institute of Lockheed.  Dr. Reagan holds a Bachelor of Science in Physics from Boston College, a Master of Science in Physics from Boston College, and a PhD in Space Science from Stanford University.

ROBERT RODIN

Age 53

Director Since January 2005

Mr. Rodin currently serves on the Company’s Governance & Nominating Committee.  He holds the office of Chairman and CEO of RDN Group, a management consulting firm.  From 1999 through October 2002, Mr. Rodin served as Chairman and CEO of eConnections, a provider of extended supply chain intelligence solutions.  From 1991 through 1999, Mr. Rodin served as Chief Executive Officer and President of Marshall Industries.  He remained in this position until the Company was acquired by Avnet, Inc. in 1999.  Mr. Rodin then became President of Global Supply Chain Management and Electronic Commerce Solutions for Avnet, Inc., and served on the Advisory Board of the Company.  Mr. Rodin serves as a member of the Board and Compensation Committee of Inter-tel.  He also serves on the Board of Napster, Inc., where he serves as the Chairman of the Compensation Committee and a member of the Audit Committee.  Additionally, he serves as Vice Chair and Executive Director of CommerceNet.  Mr. Rodin holds a Bachelor of Arts in Psychology from the University of Connecticut.

JOHN P. STENBIT

Age 67

Director Since April 2004

Mr. Stenbit currently serves on the Company’s Audit Committee and Governance & Nominating Committee.  Mr. Stenbit has had distinguished careers in both the private and public sectors, including participation as a member of Secretary Rumsfeld’s staff in conjunction with the transformation of the entire Department of Defense during both of his terms of service.  In his most recent position, Mr. Stenbit served as the Assistant Secretary of Defense Networks and Information Integration (NII), previously known as Command, Control, Communications, and Intelligence (C3I), at the Pentagon.  He has served in several high profile positions for TRW, Inc., most recently in Fairfax, Virginia, where he was responsible for providing systems integration solutions to the government as an executive vice president and member of the Management Committee of TRW.  Mr. Stenbit has chaired advisory committees for the Director of the Central Intelligence Agency and the Administrator of the Federal Aviation Administration, as well as serving as a member of advisory committees on information security, strategic systems, telecommunications, submarines, and future warfare defense communications.  Mr. Stenbit also serves in the following capacities: (i) as a member of SI International’s board committees for compensation and corporate governance; (ii) as chairman of the governance & nominating committee, and member of the compensation committee and the audit committee of Cogent, Inc. (iii) on the compensation and the governance and nominating committee of Viasat; (iv) on technical/scientific boards advising the Secretary of Defense, Commander Strategic Command, the Director National Security Agency, and the Director National Reconnaissance Office.  Mr. Stenbit serves as a member of the Board and Audit Committee of Loral Space and Communications Company.  He is also a Trustee of the MITRE Corporation. Mr. Stenbit holds a Bachelors degree in Engineering and Masters degree in Electrical Engineering from the California Institute of Technology in Pasadena, California, and attended the Technische Hogeschool in The Netherlands.  Mr. Stenbit was a Fulbright Fellow, an Aerospace Corporation Fellow, and a member of the National Academy of Engineering.  He is presently a member of Tau Beta Pi, and a recipient of Secretary of Defense Medals for both Distinguished and Outstanding Public Service.

ROBERT J. UNTRACHT

Age 58

Director Since April 2002

Mr. Untracht currently serves as Chairman the Company’s Audit Committee and is a member of the Governance & Nominating Committee.  Mr. Untracht is a private investor and formerly served as Associate Professor of Accounting at the New York Institute of Technology in Old Westbury, New York.  Earlier in his career, he taught accounting classes at the University of California, Los Angeles.  Mr. Untracht held positions with Ernst & Young LLP from 1981 through 1998 ranging from Manager to Audit Partner and National Director of Retail and Consumer Product Industry Services.  From 1974 to 1981, while at Deloitte & Touche LLP, Mr. Untracht was responsible for conducting audits of aerospace, defense and manufacturing industry clients.  Mr. Untracht holds a Bachelors degree in Computer Technology from the New York Institute of Technology, an MBA degree with a concentration in Finance and Accounting from the State University of New York, and a Juris Doctorate degree from Southwestern University School of Law. Mr. Untracht has been a CPA and was admitted to the State Bar of California.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS

VOTE “FOR”

THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

ITEM 2.                                                     APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN

Upon the recommendation of the Compensation Committee, the Board of Directors has adopted the SM&A 2007 Equity Incentive Plan (the “Plan”) and is submitting it to the shareholders for approval.  If approved by the shareholders, the Plan will become “effective” (as such term is used in the Plan) as of June 6, 2007.  No awards will be made under the Plan until the Plan is approved by shareholders.  The Plan is a new long-term stock incentive plan intended to facilitate the continued use of long-term equity-based incentives and rewards for the benefit of the Company’s employees, directors and consultants, which are currently provided under an equity incentive plan first adopted in 1997.  If the Plan is approved by shareholders, the SM&A Second Amended and Restated Equity Incentive Plan (the “Prior Plan”) which expires later this year, will be frozen and no further grants or awards will be made under such plan.  The Board believes that administering all future stock and equity-based awards under a single plan in lieu of such awards under the Prior Plan would increase the efficiency and effectiveness of the Company’s equity program, reduce administrative and regulatory costs and create greater transparency with respect to the Company’s equity compensation practices.  The Prior Plan will continue in effect after approval of the Plan for so long as and solely to the extent necessary to administer previously-granted awards that remain outstanding under such plan.

We are requesting that the shareholders vote in favor of approving the Company’s 2007 Equity Incentive Plan (the “2007 Plan”), which was adopted by the Board on April 13, 2007.  Our Prior Plan, adopted at the time of our initial public offering in 1997, is expiring and we will not be able to recruit or retain employees using equity incentives after October 2007, absent the adoption of a new plan.

Purpose. The 2007 Plan is intended to retain and reward highly qualified employees, consultants, and directors and encourage their ownership of Common Stock.

Administration. The 2007 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Subject to the provisions of the 2007 Plan, the Committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Committee has complete authority to interpret the 2007 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2007 Plan.

Eligibility. Awards may be granted to any employee of or consultant to one or more of the Company and its affiliates or to non-employee members of the Board or of any board of directors (or similar governing authority) of any affiliate.

Shares Subject to the 2007 Plan. The shares issued or to be issued under the 2007 Plan are authorized but unissued shares of the Company’s Common Stock (the “Common Stock”). The maximum number of shares of Common Stock which may be issued or made subject to awards under the 2007 Plan is 1,500,000, and no more than 500,000 of the available Plan shares of Common Stock may be covered by awards issued to any one person in any one calendar year.

Types of Awards. Awards under the 2007 Plan may include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Units, Qualified Performance-Based Awards, and Stock Grants. Each award will be evidenced by an instrument in such form as the Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any Restricted Stock or Restricted Stock Units. Except as noted below, all relevant terms of any award will be set by the Committee in its discretion.

•                  Nonstatutory Stock Options and Incentive Stock Options (together, “Stock Options”) are rights to purchase Common Stock of the Company. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. A Stock Option may be exercised by the recipient giving written notice to the Company, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to the Company (or attestation of ownership) of shares of Common Stock held at least six months, or through and under the terms and conditions of any formal cashless exercise program authorized by the Company.

Incentive Stock Options may be granted only to eligible employees of the Company or any parent or subsidiary corporation and must have an exercise price of not less than 100% of the fair market value of the Company’s Common Stock on the date of grant (110% for Incentive Stock Options granted to any 10% shareholder of the Company). In addition, the term of an Incentive Stock Option may not exceed 10 years (five years, if granted to any 10% shareholder). Nonstatutory Stock Options must have an exercise price of not less than 100% of the fair market value of the Company’s Common Stock on the date of grant and the term of any Nonstatutory Stock Option may not exceed 10 years.  In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Stock (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) may not exceed $100,000.

•                  Stock Appreciation Rights (“SARs”) are rights to receive (without payment to the Company) cash, property or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of shares of Common Stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than 100% of the fair market value of the Company’s stock on the date of grant of the SAR or, if the SAR is granted in tandem with a Stock Option (that is, so that the recipient has the opportunity to exercise either the Stock Option or the SAR, but not both), the exercise price under the associated Stock Option.

•                  Awards of Restricted Stock are grants or sales of Common Stock which are subject to a risk of forfeiture, such as a requirement of the continued performance of services for stated term or the achievement of individual or Company performance goals. Awards of Restricted Stock will not include the right to any dividends on the shares pending vesting (or forfeiture), unless the Committee otherwise determines.

•                  Awards of Restricted Stock Units and Performance Units are grants of rights to receive either shares of Common Stock (in the case of Restricted Stock Units) or the appreciation over a base value (as specified by the Committee) of a number of shares of Common Stock (in the case of Performance Stock Units) subject to satisfaction of service or performance requirements established by the Committee in connection with the award. Such awards may include the right to the equivalent to any dividends on the shares covered by the award, which amount may, in the discretion of the Committee, be deferred and paid if and when the award vests.

•                  Qualified Performance-Based Awards are awards which include performance criteria intended to satisfy Section 162(m) of the Tax Code. Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation to certain specified senior executives to $1 million dollars, but excludes from that limit “performance-based compensation.” Qualified Performance-Based Awards may be in the form of Stock Options, Restricted Stock, Restricted Stock Units or Performance Units, but in each case will be subject to satisfaction of one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

• cash flow	• customer service
• stock price	• return on equity
• shareholder return or total shareholder return	• return on capital (including without limitation return on total capital or return on invested capital)
• return on investment	• return on assets or net assets
• market capitalization	• economic value added
• levels of associate deployment	• revenue
• sales or net sales	• diversification
• income, pre-tax income or net income	• operating income or pre-tax profit
• operating profit, net operating profit or economic profit	• gross margin, operating margin or profit margin
• return on operating revenue or return on operating assets	• cash from operations
• operating ratio	• operating revenue
• market share improvement	• general and administrative expenses
• earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization)

Further criteria may be added by the Compensation Committee in response to changes in our business over time.  Qualified Performance-Based Awards in the form of Stock Options must have an exercise price which is not less than 100% of the fair market value of the Company’s Common Stock on the date of grant. No payment or other amount will be available to a recipient of a Qualified Performance-Based Award except upon the Committee’s determination that particular goal or goals established by the Committee for the criteria (from among those specified above) selected by the Committee have been satisfied.

•                  A Stock Grant is a grant of shares of Common Stock not subject to restrictions or other forfeiture conditions. Stock Grants may be awarded only in recognition of significant contributions to the success of the Company or its affiliates, in lieu of compensation otherwise already due, or in other limited circumstances which the Committee deems appropriate.

Effect of Termination of Employment or Association. Unless the Committee determines otherwise in connection with any particular award under the 2007 Plan, Stock Options and SARs will generally terminate three months following the recipient’s termination of employment or other association with the Company.  The effect of termination on other awards will depend on the terms of those awards.

Transferability. In general, no award under the 2007 Plan may be transferred by the recipient and during the life of the recipient all rights under an award may be exercised only by the recipient or his or her legal representative. However, the Committee may approve the transfer, without consideration, of an award of a Nonstatutory Option or Restricted Stock to a family member.

Effect of Significant Corporate Event. In the event of any change in the outstanding shares of Common Stock through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares subject to the 2007 Plan and the 2007 Plan limits, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards, (iii) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding Stock Options or SARs (without change in the aggregate purchase or hurdle price as to which Stock Options or SARs remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a risk of forfeiture in the form of a Company repurchase right. In the event of an acquisition, any then outstanding award will accelerate in full to the extent not assumed or replaced by the acquirer of the Company.  In addition, except as otherwise provided with respect to any particular award or by employment contract, upon the occurrence of a change of control, awards which are not then exercisable in full will generally be accelerated by an additional 25%.  Upon dissolution or liquidation of the Company, other than as part of an acquisition or similar transaction, each outstanding Stock Option or SAR shall terminate, but the participant shall have the right, immediately prior to the dissolution or liquidation, to exercise the Stock Option or SAR to the extent exercisable on the date of dissolution or liquidation.

Amendments to the 2007 Plan. Generally the Board of Directors may amend or modify the 2007 Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification.

Summary of Tax Consequences. The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2007 Plan. This summary is not comprehensive and is based upon laws and regulations in effect on January 1, 2007. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance to participants in the 2007 Plan.  Participants in the 2007 Plan should consult their own tax advisors as to the tax consequences of participation.

•                  Nonstatutory Stock Options. Generally, there are no federal income tax consequences to the participants upon grant of Nonstatutory Stock Options. Upon the exercise of such an Option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such Option exceeds the exercise price, if any. A sale of Common Stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.

•                  Incentive Stock Options. Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an Incentive Stock Option. If the participant holds shares of Common Stock purchased pursuant to the exercise of an Incentive Stock Option for at least two years after the date the Option was granted and at least one year after the exercise of the Option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an Incentive Stock Option is granted or within one year after the exercise of an Option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the Option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an Incentive Stock Option.

•                  Restricted Stock. A participant will generally recognize ordinary income on receipt of an award of Restricted Stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Stock acquired exceeds the price he or she has paid for it, if any. Recipients of Restricted Stock may, however, within 30 days of receiving an award of Restricted Stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the Restricted Stock.

•                  Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of Stock Appreciation Rights.

•                  Restricted Stock Units, Performance Units and Stock Grants. A participant will generally recognize ordinary income on receipt of any shares of Common Stock, cash or other property in satisfaction of any of these awards under the 2007 Plan.

•                  Potential Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2007 Plan will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of the Company’s Common Stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an award under the 2007 Plan will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

•                  Section 162(m) Limitations on the Company’s Tax Deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction.  However, the Company will not be entitled to deductions in connection with awards under the 2007 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as “performance-based” is not subject to this limitation, however.

Awards to Particular Officers, Etc. The benefits or amounts that will be received under the 2007 Plan by or allocated to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group are not determinable.

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans and arrangements as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights

Number of securities
remaining available for
future issuance under
equity compensation
plans (excluding
securities reflected in
column (a) and giving
effect to the adoption
of the 2007 and
expiration of the prior
plan)

	(a)	(b)		(c)
Equity Compensation Plans Approved by Shareholders

Second Amended & Restated Equity Incentive Plan	2,488,159	$7.19		1,500,000
Amended & Restated ESPP	—	N/A	(1)	147,156

Equity Compensation Plans Not Approved by Shareholders	N/A	N/A		N/A

(1) Under the Amended and Restated ESPP, the purchase price per share of Common Stock is 95% of the fair market value as determined in accordance with the Plan and Section 423 of the Internal Revenue code and applicable regulations thereunder.

Required Vote: Recommendation of the Board of Directors

The proposal to approve the 2007 Plan will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. Withholding authority to vote for approval of the 2007 Plan will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will not be treated as votes cast for the approval of the 2007 Plan. Broker “non-votes” will not be treated as shares present and entitled to vote on the approval of the 2007 Plan and will have no effect on the outcome of the vote. Broker “non-votes” will be counted as present for the purpose of determining whether a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE “FOR” THIS PROPOSAL.

ITEM 3.          RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 21, 2006, the Company engaged BDO Seidman, LLP (“BDO”), as the Company’s independent registered public accounting firm, replacing Ernst & Young, LLP (“EY”), which resigned as our independent accountants effective May 18, 2006. The change in independent accountants was approved by the Company’s Board of Directors upon the recommendation of the Audit Committee.

The audit reports of EY on the consolidated financial statements for the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. As noted below, these financial statements were restated in an Amendment No. 1 to Form 10-K/A on May 15, 2006.

During the audits of the Company’s financial statements for the two years ended December 31, 2005 and 2004 and in connection with EY’s review of the subsequent interim period through May 18, 2006, there have been no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report, except for the following:

•      In March 2006, the Company received a comment letter from the Securities and Exchange Commission staff in connection with the staff’s review of the Company’s Form 10-K for the year ended December 31, 2005 that, among other things, asked the Company to explain the accounting for certain share repurchase transactions. Following receipt of the comment letter, the Company’s management, the Chairman of the Company’s Audit Committee of its Board of Directors, and EY had numerous and lengthy discussions, and disagreed regarding possible errors in accounting for transactions that occurred in 2004 and 2005. The Company believed that these share repurchases were not compensatory and EY supported a contrary opinion. At no time did EY assert that the Company failed to provide its auditors all relevant facts with respect to the transactions during the completion of the audits for fiscal years 2004 and 2005. Ultimately, the SEC staff orally stated to the Company that the staff believed that the transactions were compensatory and requested that the Company restate its financial statements for the year ended December 31, 2005, and to review and consider whether the Company should restate its financial statements for the year ended December 31, 2004. Subsequently, the Company restated its consolidated financial statements for the years ended December 31, 2005 and 2004 in Amendment No.1 to Form 10-K/A filed on May 15, 2006. EY issued an opinion with respect to the restated financial statements without qualification as stated above.

The Company has authorized EY to respond fully to the inquiries of the Company’s subsequent accountants concerning the subject matter of the disagreement referenced above. In the Company’s two most recent fiscal years and in the subsequent interim period through May 18, 2006, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•      EY advised the Company that the internal controls necessary to develop reliable financial statements did not exist as of December 31, 2005, because of a material weakness consisting of inadequate levels of review of complex accounting issues, resulting in a restatement of historical financial statements to record additional stock compensation charges.

Independent Registered Public Accounting Firm Fees

As of April 23, 2007 BDO remains as the Company’s independent registered public accounting firm and is being considered for fiscal 2007 services. A representative of BDO will be present at the Annual Meeting and will be available to respond to appropriate questions.

The aggregate audit fees billed to the Company and its subsidiaries for the fiscal years ended December 31, 2006 and 2005 were:

	2006	2005
	BDO	E&Y
Audit Fees(a)	$478,500	$443,000
Audit-Related Fees(b)	$—	$—
Tax Fees(c)	$17,530	$75,000
All Other Fees(d)	$—	$—

(a)          The aggregate fees billed for professional services rendered by the Independent Registered Public Accounting Firm for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Form 10-Q or services that are normally provided by the Independent Auditor in connection with statutory and regulatory filings or engagements for those fiscal years.  These services may include: fees for services that normally would be provided by the Independent Registered Public Accounting Firm in connection with statutory and regulatory filings or engagements, services that generally only the independent auditor can provide such as comfort letters, statutory audits, attest services, consents and assistance with review of documents filed with the SEC, accounting consultations on matters that would be addressed during audit and review work.

(b)         The aggregate fees billed for assurance and related services by the Independent Registered Public Accounting Firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported as Audit Fees.

These services may include, among others: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statue or regulation and consultation concerning financial accounting and reporting standards not classified as audit.

(c)          The aggregate fees billed for professional services rendered by the Independent Registered Public Accounting Firm for tax compliance, tax advice and tax planning. These services may include: out-of-pocket expenses for services rendered during the year under audit by the Independent Registered Public Accounting Firm, fees for tax compliance, tax planning, and tax advice.

(d)         The aggregate fees billed for products and services provided by the Independent Registered Public Accounting Firm, other than the services reported in (a) through (c) of this section.

The Audit Committee has considered whether provision of the services described above under the caption “All Other Fees” was compatible with maintaining the Independent Registered Public Accounting Firm’s independence and has determined that such services did not adversely affect EY’s or BDO’s independence.

The Company did not pay any fees to EY or BDO during the last two fiscal years for financial system design and implementation.

Work Performed by Independent Registered Public Accounting Firm

EY’s services rendered in performing the Company’s audit for the period January 1, 2005 to June 21, 2006 and fiscal year 2005 were performed by full-time, permanent employees and partners of EY.  BDO’s services rendered in performing the Company’s audit for the period fiscal year end 2006 was performed by full-time, permanent employees and partners of BDO.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by the Company’s independent auditors.  The Audit Committee pre-approves a list of specific services and categories of services, subject to a specified cost level.  Part of this approval process includes making a determination of whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence.  The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee.  The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure such services are within the parameters approved.

Proxies, if not revoked, will be voted in favor of ratifying BDO as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007 unless the shareholder specifies otherwise.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS

VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

BDO SEIDMAN, LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM 4.          OTHER BUSINESS

The Company knows of no other business that will be considered for action at the Annual Meeting.

CORPORATE GOVERNANCE

The Board of Directors continues to implement governance practices that will be followed by the Company in order to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.  These practices are also intended to align the interest of directors and management with those of the Company’s shareholders.

Board Member Attendance

The Board of Directors held nine meetings during the fiscal year ended December 31, 2006, and have held two meetings since the end of such fiscal year. All of the incumbent directors attended in excess of 75 percent of the total number of meetings of the Board.

Following most of the regularly scheduled Board meetings in 2006, executive sessions were conducted in which directors in attendance participated.  The Company is complying with the National Association of Securities Dealers’ (the “NASD’s”) rules which require that only independent directors be present for at least two executive sessions.

The Company expects all incumbent directors to attend Annual Meetings.  The Company generally holds a board meeting coincident with the Annual Meeting to minimize travel obligations and facilitate director attendance at the Annual Meeting.  All of the Company’s directors then in office attended the Company’s 2006 Annual Meeting.

Committees of the Board of Directors

Following is a description of each Committee of the Board of Directors.

Audit Committee

Members:	Robert J. Untracht, Chair
Dwight L. Hanger
Joseph B. Reagan
John P. Stenbit

Purpose:

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the Independent Auditor engaged to prepare or issue an audit report on the financial statements of the Company and such other duties as directed by the Board.  The Committee’s role includes discussing with management the Company’s processes to manage financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements.  The Committee also approves, subject to shareholder approval, the appointment and replacement of the Independent Registered Public Accounting Firm and is directly responsible for oversight and pre-approval of all audit and non-audit services provided by the Independent Registered Public Accounting Firm.  For the fiscal year ended December 31, 2006 and the current fiscal year, the Committee consisted entirely of independent directors (as defined in Rule 4200(a)(15) of the NASD’s marketplace rules) and satisfied the audit committee independence and financial literacy requirements of NASDAQ.  The Board has determined that Mr. Untracht satisfied the requirements for an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission.  The Committee held: (i) four meetings during the fiscal year ended December 31, 2006 attended by all of the Committee members; and (ii) has held one meeting since the end of such fiscal year, attended by a majority of the Committee members. A copy of the Amended Charter of the Audit Committee is available on the Company’s website: www.smawins.com under Investor Relations>Corporate Governance.

Compensation Committee

Members:                                           Joseph B. Reagan, Chair

William C. Bowes

J. Christopher Lewis

Purpose:                                               The Compensation Committee provides guidance and periodic monitoring for all corporate compensation, employee benefit, and employee equity programs.  The compensation of the Company’s chief executive officer and other senior executive officers is determined or recommended to the Board by the Committee.  None of the members of the Compensation Committee were, at any time during fiscal 2006 or at any other time, an officer or employee of the Company.  The Committee held: (i) five meetings during the fiscal year ended December 31, 2006 attended by a majority of the Committee members; and (ii) has held one meeting since the end of such fiscal year, also attended by a majority of Committee members.  The Committee’s formal written amended charter dated March 7, 2007 is included as Appendix B to this proxy statement. A copy of the amended charter is also available on the Company’s website: www.smawins.com under Investor Relations>Corporate Governance.

Governance & Nominating Committee

Members:                                           William C. Bowes, Chair

Robert Rodin

John P. Stenbit

Robert J. Untracht

Purpose:                                               The Committee’s role is to determine the slate of director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and to review, evaluate and recommend changes to the Company’s corporate governance practices.  The director nominees are selected or recommended for Board selection by a majority of the independent directors.  During the fiscal year ended December 31, 2006, the Committee held (i) five meetings attended by a majority of Committee members; and (ii) has held two meetings since the end of such fiscal year attended by all Committee members.  All Committee members attended in excess of 75 percent of these meetings.  The Committee’s formal written amended charter may be viewed on the Company’s website: www.smawins.com under Investor Relations>Corporate Governance.

BOARD COMMITTEE MEMBERSHIP

as of April 2, 2007

Director	Board	Audit	Compensation	Governance & Nominating

William C. Bowes	X		X	Chair
Cynthia A. Davis	X
Dwight L. Hanger	Chair	X
J. Christopher Lewis	X		X
Joseph B. Reagan	X	X	Chair
Robert Rodin	X			X
John P. Stenbit	X	X		X
Robert J. Untracht	X	Chair		X

Director Nominee Criteria and Process

The Board of Directors is responsible for approving candidates for Board membership.  The Board has delegated the screening and recruitment process to the Governance & Nominating Committee.  The Committee believes that the criteria for director nominees should include ensuring effective corporate governance, supporting the Company’s strategies, reflecting highest personal and professional integrity, possessing sound judgment, free from conflicts of interest, having adequate time to devote to Board responsibilities, supporting the successful recruitment of qualified candidates for the Board and representing the best interest of all the Company’s shareholders.

The Committee may receive recommendations for Board candidates from various sources, including the Company’s directors, management and shareholders.  Shareholder proposals for nominations to the Board should be submitted to the Governance & Nominating Committee in care of the Corporate Secretary of the Company at its principal executive office at 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660.  To be considered by the Board for nomination at the next succeeding Annual Meeting, nominations must be delivered to the Corporate Secretary no later than November 26, 2007 (see “Submission of Shareholder Proposals for the 2008 Proxy Statement”).

The Corporate Secretary’s office, at the request of the Committee, researches the qualifications of recommended candidates and reports its findings to the Chairman of the Committee.

When a vacancy occurs on the Board, the Committee recommends to the Board a nominee to fill the vacancy.  As provided in the Company’s By-Laws, the Board elects a new director when a vacancy occurs between Annual Meetings.

Retention of Independent Advisors

Each of the Audit, Compensation, and Governance & Nominating Committees has the authority to retain independent advisors, legal counsel or other experts or consultants it deems appropriate to carry out its responsibilities, with all fees and expenses paid by the Company.

Director Independence

To promote effective corporate governance, a majority of the members of the Company’s Board qualify as independent under criteria established by NASDAQ.  The Governance & Nominating Committee regularly reviews the independence and qualifications of each member of the Board and its various Committees. Ms. Davis does not participate in any action of the Board relating to any executive or employee compensation plan in which she participates.

 The Board has determined that seven of the current directors, Messrs. William C. Bowes, Dwight L. Hanger, J. Christopher Lewis, Joseph B. Reagan,  Robert Rodin,  John P. Stenbit, and Robert J. Untracht are independent.  Ms. Davis, an employee of the Company and Chief Executive Officer is not independent.

Certain Relationships and Related Transactions

The Company reviews all related party transactions for potential conflict of interest situations on an ongoing basis.  All such transactions are reviewed and approved by the Company’s Audit Committee.

The following describes certain transactions that have occurred during the Company’s fiscal year ending December 31, 2006:

William C. Bowes.  Effective May 17, 2004, the Company entered into a consulting agreement with Bowes Enterprises, a partnership, for the purpose of providing the Company with added technical expertise associated with its contracted client base.  The agreement was renewed and continues until May 17, 2008.  During the fiscal year ending December 31, 2006 a total of $1,608 in consulting fees and $786 in expenses were paid to Bowes Enterprises.

Joseph B. Reagan.  Effective August 9, 2004, the Company entered into a consulting agreement with Dr. Reagan for the purpose of providing the Company with added technical expertise associated with its contracted client base.  The agreement was renewed and continues until January 1, 2008.  During the fiscal year ending December 31, 2006, no payments were paid to or received from Dr. Reagan.

SummitJets, Inc. The Company periodically leases aircraft from SummitJets, Inc., which is owned by the Company’s former Chairman and Chief Executive Officer.  The lease rate was determined through a review of prevailing market rates for such services.  During the year ended December 31, 2006, the Company recorded an expense of $149,000.   Of the amount expensed in 2006, no balance remained in accounts payable as of December 31, 2006.

Charitable Contributions.  The Company provided charitable donations to two not-for-profit agencies, Goodwill Industries of Orange County and the Blind Children’s Learning Center of Orange County.  Ms. Cathy L. McCarthy, the Company’s President and Chief Operating Officer, serves on the Board of Directors of Goodwill Industries of Orange Country and Mr. Steve D. Handy, the Company’s Senior Vice President, Chief Financial Officer and Corporate Secretary, serves on the Board of Directors of the Blind Children’s Learning Center of Orange County.  The Company contributed a total of $18,000 during fiscal year ended December 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, requires the Company’s directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Such persons are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during its fiscal year ended December 31, 2006, all Reporting Persons complied with all applicable filing requirements.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2006, the members of the Compensation Committee were Joseph B. Reagan, William C. Bowes, and J. Christopher Lewis, all of whom were non-employee directors of the Company.  None of the members of the Compensation Committee was, at any time during fiscal 2006 or at any other time, an officer or employee of the Company.  There are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and Board members who serve as executive officers or Board members of such other entities.

Business Conduct and Ethics Code

The Board of Directors adopted a written code of ethical conduct that requires all directors, officers and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work.  The code requires avoidance of conflicts of interest compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company’s best interest.  Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code.  The policy is available on the Company’s website at www.smawins.com under Investor Relations>Corporate Governance, or by contacting the Corporate Secretary at 4695 MacArthur Court, 8th Floor, Newport Beach, CA 92660, or calling (949) 975-1550 to obtain a copy without charge.

Whistleblower Procedures

The Audit Committee has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential and anonymous submission by the Company’s employees and its shareholders, of concerns regarding questionable accounting or auditing matters.  These procedures are described in the Business Conduct and Ethics Code.

Shareholder Communication with Board of Directors

The Company believes the process described in the Company’s Business Conduct and Ethics Code by which shareholders may communicate directly to directors, has served the Board’s and the shareholders’ needs.  Until any other procedures are developed and posted on the Company’s corporate website, shareholders may send written correspondence to the Board in the care of the Corporate Secretary:

SM&A

4695 MacArthur Court, 8th Floor

Newport Beach, CA  92660

Attn:  Corporate Secretary

Executive Loans

The Company does not extend loans to executive officers or directors and has no such loans outstanding.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment and oversight of the Company’s independent auditors.  Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations.   The Company’s independent auditors, BDO Seidman, LLP are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Committee operates pursuant to a charter that can be found on the Company’s website at www.smawins.com under Investor Relations>Corporate Governance. Under its written charter, the Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to the independent auditors as well as anyone in the Company, and has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.  A copy of the Committee Charter will be provided, without charge, upon request by contacting the Corporate Secretary at SM&A, 4695 MacArthur Court, 8th Floor, Newport Beach, CA 92660.

The Committee is composed of four independent directors.  The Board of Directors has made a determination that each member of the Committee is independent and financially literate as required by the Sarbanes-Oxley Act and applicable SEC rules.  The Board has also determined that one or more members of the Committee have accounting or related financial management expertise.  The Board determined that Mr. Robert J. Untracht is an “audit committee financial expert” as defined by rules of the SEC. The Committee held four meetings during the fiscal year ended December 31, 2006, attended by all of the Committee members, and has held one meeting since the end of such fiscal year, attended by a majority of the Committee members.

In performing its oversight function, the Committee reviewed and discussed with management and the independent auditors, the audited financial statements and the quarterly operating results prior to their issuance. During 2006, management advised the Committee that the financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee.  These reviews included discussion with independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as modified or supplemented.  The Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect and has discussed such independence with the independent auditors.  The Committee also reviewed the requirements and the Company’s progress in implementing the requirements of Section 404 of Sarbanes-Oxley Act of 2002 and related regulations.  The Committee also reviews comments on accounting matters from the Securities and Exchange Commission.

The Committee has also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining their independence, and has satisfied itself with respect to the independent auditors’ independence.

Based on its reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee:	Robert J. Untracht, Chairman
Dwight L. Hanger
Joseph B. Reagan
John P. Stenbit

SECURITY OWNERSHIP

Principal Holders

As of April 2, 2007, the Company had 18,725,593 shares of Common Stock issued and outstanding.  The only persons known by the Company, as of this date, to be beneficial owners of more than five percent of the Company’s Common Stock are noted below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Owned
Steven S. Myers(1)	3,279,776	17.51%
Wasatch Advisors, Inc(2)	2,466,598	13.17%
Royce & Associates, Inc., LLC(3)	2,208,900	11.80%
JP Morgan Chase & Co(4)	1,021,450	5.45%
Heartland Advisors, Inc/William J. Nasgovitz(5)	968,900	5.17%
Sarbit Asset Management, Inc(6)	944,553	5.04%

Footnotes to Principal Holders:

(1)                      Includes 11,667 shares owned beneficially and of record by Melissa Myers, Mr. Myers’ daughter.  Melissa Myers is economically dependent on Mr. Myers and, as a result, Mr. Myers holds an indirect beneficial ownership interest in such shares.   Mailing address is c/o SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(2)                      Based on information contained in Schedule 13G filed with the SEC on February 14, 2006.  Mailing address is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(3)                      Based on information contained in Schedule 13G/A filed with the SEC on January 31, 2006.  Mailing address is 1414 Avenue of America, New York, NY 10019.

(4)                      Based on information contained in Schedule 13G filed with the SEC on February 10, 2006.  Mailing address is 270 Park Avenue, New York, NY 10017.

(5)                      Based on information contained in Schedule 13G filed with the SEC on February 12, 2007.  Mailing address is 789 North Water Street, Milwaukee, WI 53202.

(6)                      Based on information contained in Scheduled 13G filed with the SEC on March 29, 2007.  Mailing address is 100-1 Evergreen Place, Winnipeg, MB R3L OE9 Canada

Named Executive Officers and Directors

As of April 2, 2007, all current Named Executive Officers and Directors as a group, consisting of thirteen (13) persons, beneficially owned 1,330,970 shares of the Company’s Common Stock, which amount represents 7.11% of the total outstanding shares of the Company’s Common Stock as of that date.

The following table sets forth the shares of the Company’s Common Stock beneficially owned by the current Named Executive Officers of the Company as of April 2, 2007:

Name and Title of Beneficial Owner		Amount and Nature of Beneficial Ownership		Percentage of Common Stock Owned

G. Timothy Bauman	Executive Vice President, Sales and Marketing	34,472	(1)	*	%
Cynthia A. Davis	Chief Executive Officer and Director	7,000	(1),(2)	*	%
Thomas A. Eide	Senior Vice President, Consulting Operations	20,680	(1)	*	%
Steve D. Handy	Senior Vice President, Chief Financial Officer & Corporate Secretary	21,250	(1)	*	%
Cathy L. McCarthy	President and Chief Operating Officer	408,907	(1)	2.18%
Kevin L. Reiners	Senior Vice President, Program Services Operations	8,321	(1)	*	%
William C. Bowes	Director	100,000	(1)	*	%
Dwight L. Hanger	Chairman of the Board	51,000	(1),(3)	*	%
J. Christopher Lewis	Director	355,392	(1)	1.90%
Joseph B. Reagan	Director	50,000	(1)	*	%
Robert Rodin	Director	50,000	(1)	*	%
John P. Stenbit	Director	107,417	(1)	*	%
Robert J. Untracht	Director	116,531	(1)	*	%
	Total Current Named Executive Officers and Director	1,330,970

Steven S. Myers	Retired Chairman and Chief Executive Officer	3,279,776	(4)	17.51%

*Less than 1%

Footnotes to Current Named Executive Officers and Directors:

(1)          Includes the following shares which could be acquired upon the exercise of stock options exercisable within 60 days of April 2, 2007:

Mr. Bauman	30,000
Mr. Bowes	100,000
Ms. Davis	-0-
Mr. Eide	19,775
Mr. Handy	21,250
Mr. Hanger	50,000
Mr. Lewis	29,000
Ms. McCarthy	350,550
Dr. Reagan	50,000
Mr. Reiners	7,500
Mr. Rodin	50,000
Mr. Stenbit	107,417
Mr. Untracht	116,531

(2)   Ms. Davis was hired as Chief Executive Officer effective April 2, 2007.

(3)   Mr. Hanger was appointed as Chairman of the Board of Directors effective April 1, 2007.

(4)   Includes 11,667 shares owned beneficially and of record by Melissa Myers, Mr. Myers’ daughter.  Melissa Myers is economically dependent on Mr. Myers and, as a result, Mr. Myers holds an indirect beneficial ownership interest in such shares.   Mr. Myers retired on March 31, 2007.

Named Executive Officers – Principal Occupation During Last Five Years

Set forth below is certain information with respect to the Company’s current Named Executive Officers, including the business experience of each during the past five years.

Cynthia A. Davis (50) was appointed as Chief Executive Officer and Director of the Company’s Board of Directors on April 2, 2007, following the retirement of Steven S. Myers.  From March 2003 to March 2007, Ms. Davis served as Vice President and General Manager of a Lockheed Martin Missiles & Fire Controls business.  In this role, Ms. Davis was responsible for strategic planning, business development, R&D, manufacturing, and P&L for the 650 person business unit providing precision guided weapons systems and mission critical sensors and controls to Federal and international customers.  From October 2001 to March 2003, Ms. Davis served as Vice President, Distribution Technologies of Lockheed Martin Systems Integration where she was recruited to lead and revitalize this commercial mail automation and technology subsidiary of Lockheed Martin.  Before joining Lockheed Martin, Ms. Davis served as Vice President of the Surface Mount and Systems Division of Universal Instruments Corporation, a hi-tech electronic assembly company. Previous to this, she held various senior positions at Bausch & Lomb’s Eyewear Division and was a management consultant with Meritus Consulting Services. Ms. Davis received her Bachelor of Science in Industrial Technology and Computer Science and Master of Science in Advance Technology and Computer Science from the State University of New York at Binghamton.

Cathy L. McCarthy (59) currently serves as President and Chief Operating Officer.  Ms. McCarthy became an officer of the Company in November 2001 and served as Executive Vice President, Chief Financial Officer and Corporate Secretary. Ms. McCarthy is also the President of Financial Management Partners, a consulting firm that specializes in financial consulting.  Prior to entering into her Employment Agreement with the Company in 2001, Ms. McCarthy served as Executive Vice President, Chief Financial Officer and Secretary for PIA Merchandising, Inc.  Ms. McCarthy has also served in various capacities at Wherehouse Entertainment, Inc., and served as a Vice President at Mellon Bank, N.A. Ms. McCarthy currently serves on the Board of Directors of Goodwill Industries and the Orange County Advisory Board of City National Bank.

G. Timothy Bauman (55) currently serves as Executive Vice President, Sales & Marketing.  Immediately prior to joining the Company and from July 2003, Mr. Bauman was with Oracle Consulting as a Senior Manager in their State and Local government business.  From October 2001 to April 2003, Mr. Bauman was Vice President of Sales of WRQ, Incorporated, a privately held software company that provides host access and host integration software and services solutions.  From February 2001 to October 2001, Mr. Bauman was Director of Sales for Safeharbor Technology, a Seattle-based start up that builds and manages web-based graphical CRM solutions.  From January 1999 to December 2000, Mr. Bauman was Vice President, Sales and Business Development for Appliant.com Incorporated, a performance management services startup with a focus on enterprise applications and e-commerce.  Mr. Bauman received his Bachelor of Administration in Business Administration from Bloomsburg State University at Pennsylvania.

Steve D. Handy (39) currently serves as Senior Vice President, Chief Financial Officer and Corporate Secretary.  Immediately prior to this he held the position of Vice President, Corporate Controller. Mr. Handy joined the Company in December 2001 as Assistant Corporate Controller.  Prior to joining the Company, Mr. Handy was Director of Finance for Transnational Computer Technology, Inc., where, among other functions, he implemented worldwide controls, policies and procedures.  From 2000 to 2001, Mr. Handy was Corporate Controller of Futurelink Corporation where he directed all facets of the monthly internal financial reporting, including quarterly and annual SEC reporting.  Previous to this Mr. Handy served as Senior Auditor, Business Advisory and Audit Services for Deloitte & Touche LLP.  Mr. Handy planned and executed financial statement audits and reviews with emphasis on the high technology and healthcare markets. Mr. Handy is licensed through the State of California as a Certified Public Accountant. Mr. Handy currently serves on the Board of Directors of the Blind Children’s Learning Center of Orange County.  Mr. Handy holds a Bachelor of Science degree in Administration with an emphasis in accounting, from California State University, San Marcos in California.

Thomas A. Eide (40) currently serves as Senior Vice President, Consulting Operations.  Mr. Eide joined the company in September 1993 as a consulting associate.  He has served in a variety of consulting roles with all of the company’s strategic clients, ultimately becoming a Proposal Manager.  In October 2001, he was named the Proposal Development Center (PDC) Lead at Lockheed Martin Aeronautics and was promoted to Vice President and Account Executive for the Lockheed Martin Aeronautics account in January 2004.   His responsibilities included all SM&A activities relating to Joint Strike Fighter, the F/A-22 Raptor and the Advanced Development Programs organization, commonly referred to as the Skunkworks.  He moved to SM&A Headquarters in January 2005 as Vice President, Product Development responsible for the development and maintenance of the company’s consulting service offerings relating to Competition Management and Program Services.  He assumed his current duties in August 2005.  Mr. Eide graduated with honors and academic distinction from the U.S Air Force Academy with a Bachelor of Science in Astronautical Engineering.   He also received a Master of Science in Telecommunications from the Interdisciplinary Telecommunications Program at the University of Colorado, Boulder and completed the Mergers and Acquisition Program at the Stanford Graduate School of Business.

Kevin L. Reiners (46) currently serves as Senior Vice President of Performance Assurance Practices.  Mr. Reiners joined the Company in September 2005. Prior to joining the Company Mr. Reiners served from August 2002 to August 2005 as Vice President of Programs for Lockheed Martin Space Systems Company.  In this capacity, he was responsible for the implementation of Program Management processes and disciplines for all Space Systems programs.  From July 2000 to August 2002 Mr. Reiners served as Business Director for Lockheed Martin Space Systems Company on the Terminal High Altitude Area Defense (THAAD) program.  Previous to this he served as Controller for Space and Strategic Missiles, and the Program Manager for the Lockheed/Martin Marietta merger related Consolidation Program.   This program executed the strategic plan for the 1995 merger including the closure of East Windsor and Valley Forge and the facilitization of Sunnyvale to accommodate heritage Astrospace programs.  Mr. Reiners holds a Bachelor of Science degree in Finance from San Diego State University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (the “Compensation Committee”) of the Board of Directors currently consists of Messrs. Bowes, Lewis, and Reagan, who are independent, non-employee directors.  The Board of Directors designates the members and the Chairman of the Compensation Committee.  Currently, the Chairman of the Compensation Committee is Dr. Reagan.  The Committee primary duties are to discharge, or assist the Board of Directors in discharging, the board of director’s responsibilities with respect to all forms of compensation to the directors, Executive Officers and other employees, to assure that such compensation is fair, competitive and sufficient to attract and retain highly qualified individuals, to administer the Company’s current and future equity incentive plans and to review and approve this Compensation Discussion and Analysis report for inclusion in this Proxy Statement.

In performing their role, the Compensation Committee has relied on publicly available studies, and sought the advice of the Chief Executive Officer and the President and Chief Operating Officer when setting compensation for executives reporting to them.  Individual compensation for executives of SM&A, other than the Chief Executive Officer, have been made, to a great extent, at the time of hire or extension of an expiring employment agreement, or through bonus programs applicable to the entire management team.

The Compensation Committee held meetings on February 15, April 25, August 10, October 24 and November 30, 2006.  At such meetings, the committee discussed issues related to executive compensation, including option grants to employees exceeding the authority granted to the Chief Executive Officer, and worked extensively on succession planning for SM&A management.  The members of the Compensation Committee participated in late 2006 and early 2007 in a search for a potential successor to Steven S. Myers as Chief Executive Officer.

On February 2, 2007, the full Board of Directors met and directed the Compensation Committee to actively recruit and make a firm offer of an employment agreement to the leading candidate for the position.  On March 7, 2007, the Compensation Committee met to discuss the final, negotiated terms of a proposed employment agreement with Cynthia A. Davis to become Chief Executive Officer, and agreed to propose its adoption to the full board.  The Compensation Committee also discussed Steven Myers’ wish to retire as Chairman and Chief Executive Officer.  Further, on March 7, 2007, the Compensation Committee adopted a Long-Term Incentive Plan covering fiscal years 2007-2009 (and final financial targets, adjusted for the acquisition of Project Planning, Inc., were approved by written consent later that month).  The Compensation Committee also discussed changes to the Company’s director compensation in light of recently released survey results, which changes were approved by the Board of Directors on March 7, 2007 .  The Board of Directors also approved the amendment of the Compensation Committee Charter to reflect the changes in Securities and Exchange Commission requirements and clarify other terms.

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to align executive officer compensation decisions with the Company’s desired business direction, strategy and performance.  The primary objectives and priorities of the executive compensation program are to:

•                  Attract, retain and motivate highly qualified individuals;

•                  Link executives’ incentive goals with the interests of the Company’s shareholders;

•                  Emphasize variable compensation that is tied to the Company’s performance in an effort to generate and reward superior individual performance; and

•                  Support the Company’s business plans and long-term goals.

Consistent with our compensation philosophy and objectives, we consider many factors in determining appropriate compensation for our Executive Officers, including:

•                  the individual performance of each officer relative to pre-determined individual and Company performance goals;

•                  the experience and career potential of each officer;

•                  the competitive market for both short-term and long-term compensation;

•                  the prior compensation earned and awarded to each officer;

•                  the success of the Company in achieving its financial and performance goals; and

•                  the Company’s need to obtain, retain and motivate highly qualified individuals.

To guide in the implementation of our compensation philosophy, our compensation program is designed to:

•                  include equity grants that typically vest over multiple years to align long-term employee interests with the interests of our shareholders while effectively managing shareholder dilution;

•                  provide a direct and meaningful link between the Company’s goals and individual achievement of pre-determined, objective and well-defined goals; and

•                  provide a competitive blend of short-term and long-term compensation to provide meaningful incentives for individual achievement.

Our total compensation packages may include the following components:

•                  Base salary;

•                  Incentive Cash Bonus;

•                  Long-Term Incentives;

•                  Benefits and Perquisites; and

•                  Post-Termination Benefits

The following discussion and analysis describes the Company’s compensation objectives and policies as applied to the following Named Executive Officers (the “Executive Officers”):

•      Cynthia A. Davis, Chief Executive Officer

•      Steven S. Myers, Chairman and Chief and Executive Officer (retired March 31, 2007)

•                  Cathy L. McCarthy, President and Chief Operating Officer (announced she will depart the Company by December 31, 2007)

•      G. Timothy Bauman, Executive Vice President-Sales and Marketing

•      Steve D. Handy, Senior Vice President, Chief Financial Officer

•      Thomas A. Eide, Senior Vice President-Consulting Operations

•      Kevin L. Reiners, Senior Vice President-Program Services Operations

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each Executive Officer during 2006, as reported in the compensation tables and accompanying narrative sections of this Proxy Statement.

Elements of Executive Compensation

For the top two executives, the Compensation Committee has generally set targeted financial goals or awarded equity at the time of extension of existing employment agreements for the Chief Executive Officer and the President and Chief Operating Officer (with Ms. McCarthy assuming that position in 2005 after long-term service as Chief Financial Officer).  Mr. Myers, prior to his retirement in 2007, did not receive stock-based compensation given his large position in the Common Stock dating to his founding of the Company.  Ms. McCarthy’s stock-based compensation had been previously determined, as annual stock option grants (once granted, vesting over four years) were part of the agreement to retain her services after she and Mr. Myers successfully led a restructuring of SM&A’s business during 2001 and 2002.  Ms. Davis’ compensation, as embodied in her employment agreement, is based on the compensation philosophy described above, an analysis of market data obtained in cooperation with the executive search firm assisting the Compensation Committee, and specific incentives intended to replace benefits that had been earned by Ms. Davis at her previous employer but would be forfeited as a result of her departure.

For other executives, based on competitive market information and the Company’s compensation philosophy and objectives, the Chief Executive Officer and President and Chief Operating Officer submit their recommendations for executive officer compensation for the upcoming fiscal year to the Compensation Committee toward the end of the fiscal year.  The Compensation Committee reviews these recommendations and can decide to accept or modify them.  The Compensation Committee then discusses its recommended proposal with the full Board of Directors at the first meeting in the new fiscal year, and may further modify targeted compensation based on input from the full board.

The Company’s executive officer compensation packages combine and allocate cash and equity-based compensation taking into account the role of each executive officer of the Company, market practices, and the total value of all forms of compensation including benefits and perquisites available to the individual.  Our total compensation packages include base salary, annual bonuses, all paid in cash, as well as long-term compensation in the form of stock options or restricted stock awards, and other benefits and perquisites.  The rationale, design, reward process, and related information regarding the components of compensation are described generally below.

The Company does not currently have any equity or other security ownership policy that mandates ownership of certain amounts of Common Stock by our Executive Officers.  Steven Myers maintained a significant equity interest and did not receive any additional equity based compensation.  The Company has arrangements with two of our Executive Officers, which provide for such executives to receive certain payments and benefits if their employment with the Company is terminated. These arrangements are discussed in detail below. The Board of Directors has determined that such payments and benefits are necessary in order to attract and retain our Executive Officers.  Further, the Board of Directors reserves the right to implement broader Change of Control arrangements if they were viewed as necessary to ensure retention of its executive team.

Base Salary

Base salaries, which are paid in cash, are provided as compensation for day-to-day responsibilities and services to the Company and are designed to meet the objective of attracting and retaining the talent needed to run the business.  Executive salaries are reviewed annually. Other than the annual bonus program described below, and the Long-Term Incentive Compensation plan adopted in 2007, there are no profit-sharing or deferred compensation programs.

For fiscal year 2006, the Compensation Committee reviewed salaries recommended by the Company’s Chief Executive Officer for the Executive Officers, and recommended the base salary of each executive officer on a case-by-case basis taking into account the individual officers’ responsibilities and performance, the competitive market information collected by the Compensation Committee and the compensation objectives of the Company.  For fiscal year 2006, the Company referenced the median (the 50th percentile) of the base salaries of executives in the publicly traded consulting firms, a comparative peer group having similar responsibilities to the Company’s Executive Officers, the relative seniority and level of responsibility of the Company’s executive officers as compared to the peer group, the Company’s historic compensation structure, and other relevant information.  The Compensation Committee approved and recommended to the Board of Directors the following base salaries for fiscal year 2006 for our named Executive Officers effective January 1, 2006:

•                  Ms. McCarthy’s base salary remained at $400,000;

•                  Mr. Bauman’s base salary remained at $275,000;

•                  Mr. Handy’s base salary was increased by 19% from 2005 to $195,846, reflecting a promotion;

•                  Mr. Eide’s base salary was increased by 3% from 2005 to $200,000; and

•                  Mr. Reiners’ base salary was set by employment agreement at $203,311 for 2006.

•                  Mr. Myers accepted a reduction in base salary from $600,000 to $500,000 effective in April 2006.

Additionally, after reviewing competitive market compensation information and the performance of the Company and each individual executive officer in fiscal year 2006, and based on the recommendation of the Company’s Chief Executive Officer, the Compensation Committee did not approve or recommend base salary increases for our named Executive Officers for fiscal year 2007.

Incentive Cash Bonus

While the Company’s goal is long-term sustainable growth, the Compensation Committee also chooses to provide annual incentive cash bonuses to Executive Officers and other management employees to reward them for individual performance and achieving Company financial goals.  The incentive cash bonus arrangements are reflected in each Executive Officer’s employment agreement, and are set by the Chief Executive Officer and President and Chief Operating Officer for other employees based on financial and other targets discussed with and approved by the Compensation Committee.  The Compensation Committee reviews these incentive cash bonus arrangements on an annual basis taking into account the individual’s level of responsibilities and performance.  The Compensation Committee also considers market information and the annual bonuses and other incentives paid to executive officers within the peer groups.  The Compensation Committee discusses the financial targets embodied in annual executive incentive cash bonuses with the Company’s Board of Directors for their approval during the first quarter of a fiscal year, and may modify them based on changes to the operating budget and other factors, including the competitive market for qualified personnel, discussed by the full board.

Based on the Chief Executive Officer’s recommendation, the Compensation Committee and Board of Directors set the following bonus targets for each Executive Officer as a percentage of their respective fiscal year 2006 base salaries: 80% for Mr. Myers; 63% for Ms. McCarthy; 50% for Mr. Handy; 82% for Mr. Bauman; 50% for Mr. Eide; and 50% for Mr. Reiners.  Each executive officer’s performance goals for 2006 were established by the Compensation Committee to be achievable by each officer when performing at or above a performance level that the Company believes would be expected of a similarly situated officer of a competitive peer company.

Using the same approach for determining incentive cash bonus arrangements in fiscal year 2007 as in fiscal year 2006, the Compensation Committee and the Board of Directors on March 7, 2007 set the following bonus targets for each Executive Officer as a percentage of their respective fiscal year 2007 base salaries: 63% for Ms. Davis; 63% for Ms. McCarthy; 50% for Mr. Handy; 82% for Mr. Bauman; 50% for Mr. Eide; and 50% for Mr. Reiners.  The amount of the actual bonus for performance in fiscal year 2007 is based on a combination of an annual revenue and net income target, measured on a sliding scale and paid on a quarterly basis.  As an example of the sliding scale calculation, if either the revenue or net income target is missed by more than 20%, no incentive payment will be awarded.

Financial performance is determined after the end of the fiscal year based on actual business results versus pre-established business objectives.  Generally, the Compensation Committee sets the annual financial performance goals, which determine payouts, at the beginning of the performance period within a range of possible financial performance levels.  The goals are generally projected after a review of management’s operating budget and forecast for the coming fiscal year.  Payouts occur on a quarterly basis in 2007.  The final financial performance is reflected as a percentage amount.  For example, achieving target financial performance would yield an award of 100% of the target amount set at the beginning of the year, and poor performance, below 80% of the target range, would result in no bonus.  Financial performance thus determines the total amount of dollars paid to the individual management team members.  The Company’s incentive plans include a variety of measures of business performance from which the Compensation Committee may choose in establishing performance targets. These include revenue, cash flow (generally referred to as earnings before interest, taxes, depreciation and amortization), and occasionally net income or earnings per share.

The Compensation Committee typically selects one or two measures at the beginning of the performance period that will focus the participants, including the Executive Officers, on those behaviors and short-term decisions that will drive sustainable growth.  When deciding what financial measures to use at the start of a plan year, and the target level of achievement of those measures, the Compensation Committee carefully considers the state of the Company’s business and what measures are most likely to focus the Executive Officers, on making decisions that deliver short-term results aligned with the Company’s long-term goals.  In 2006, performance for the Company as a whole was measured based on revenue and net income.  In early 2006, the Compensation Committee set the minimum, target and maximum levels for each measure on an individual basis, and modified the targets for Mr. Myers and Ms. McCarthy in response to developments in the business during the year.

Long-Term Incentives

Stock Options.  Based on the Company’s compensation philosophy and objectives, the Company intends to pay a portion of the total compensation for our Executive Officers in the form of long-term incentives through stock options.  Historically, this has been in the form of stock option awards that vest over a defined period of employment, almost always four years, with exercise prices equal to the market price of the shares on the date of grant and which will be of no value unless the market price of the Company’s outstanding common shares appreciates.  The Company believes this arrangement best encourages employee retention and long-term performance, and aligns employee and shareholder interests.  Stock options typically have been granted to Executive Officers when the executive officer first joins the Company, when management level employees have been promoted, and annually as part of each executive’s annual performance review.

The Board has adopted a 2007 Equity Incentive Plan to replace the plan expiring in October 2007.  The Plan provides the Board, through the Compensation Committee, the ability to issue stock options, restricted stock, and other forms of stock based compensation.  The plan is being referred to the shareholders for approval under this Proxy Statement.  1,500,000 shares will be available for grant under the Plan, representing approximately 8% of the Company’s Common Stock outstanding.

The Board of Directors has delegated to the Compensation Committee the authority to grant stock and other equity awards including awards to our Executive Officers.  The Compensation Committee believes that having pre-determined grant dates throughout the year reduces the degree of subjectivity of option grant date selection, provides greater transparency to its option granting practices, and informs potential grantees of dates certain when grants may occur.  Accordingly, in 2006, the Compensation Committee maintained the following general procedures relating to the grant of stock options and other awards.

•                  All new employee equity grants and existing employee annual performance-based equity grants will be presented by management for consideration by the Compensation Committee at each of the quarterly regularly scheduled Committee meetings;

•                  The Compensation Committee will consider management’s recommendations and determine, in its judgment, the appropriate equity grants to be awarded to each employee of the Company with reference to guidelines previously approved by the Compensation Committee for the fiscal year;

•                  The Compensation Committee will convene (including telephonically or by written consent), to address urgent needs of the Company in relation to stock-based compensation; and

•                  The Compensation Committee has delegated to the Chief Executive Officer the power to grant stock options at fair market value of up to 15,000 shares per person, and no more than a total of 100,000 shares per annum.  This provides the Company with the flexibility to make grants to new hires and promoted employees without convening the Compensation Committee.

The Compensation Committee annually reviews the stock-based compensation provided to the Executive Officers to further the Company’s compensation philosophy and objectives to attract, retain and motivate its Executive Officers. Toward the end of each year the Chief Executive Officer and President and Chief Operating Officer submits their recommendations for target equity awards for the Executive Officers (excluding themselves) as group and for each executive officer for the following fiscal year to the Compensation Committee, which may accept or modify their recommendations.  The Compensation Committee then reports to the Board of Directors on its planned annual equity awards, and may modify its final decisions based on input from the other board members.

In determining the size of option awards for fiscal year 2006, the Compensation Committee and the Board of Directors took into account a number of standard compensation factors, as well as the following special considerations:

•                  the Company’s commitments under employment contracts with Executive Officers;

•                  the Company’s size, industry and growth rate; and

•                  the competitive market for highly skilled talent.

The Compensation Committee determines when to grant stock options to our Executive Officers based on a variety of factors including performance of the individual officers and the Company, volatility of the Company’s stock price, and the need of the Company to retain, motivate and promote the Executive Officers.

During fiscal year 2006, the stock option grants were generally determined in each executive officer’s employment agreement.  The Compensation Committee granted stock options to the executive officers as follows.

		Awards:	Exercise
		Number of	of Base
		Securities	Price of
		Underlying	Option
Name	Grant Date	Options	Awards
		(#)	($/Share)
Thomas A. Eide	02/15/2006	23,100	7.11
Steve D. Handy	02/15/2006	10,000	7.11
Cathy L. McCarthy	01/03/2006	100,000	8.49

For 2007 and Beyond, Performance Share Units.  Based on the Company’s compensation philosophy and objectives, beginning in 2007 and continuing thereafter the Company intends to pay a portion of the total compensation for Executive Officers in the form of performance share units under the Company’s 2007 Long-Term Incentive Plan (“LTIP”).  The LTIP, which was adopted by the Compensation Committee on March 7, 2007 (with modified targets including the Project Planning, Inc. acquisition adopted later in March 2007), will reward Executive Officers for achieving certain earnings per share value of the Company’s Common Stock over the three-year period starting with fiscal year 2007.  Earnings per share less that $0.65 for the period ending December 31, 2009 will result in the Executive Officers earning no award under the LTIP.  The Compensation Committee chose this measure as it believed it is a key metric for the Company’s growth model because it was determined to align closely the interests of the Executive Officers with those of the Company’s shareholders.  The Compensation Committee believes growth in earnings per share has historically correlated with the Company’s share price.  Under the LTIP, in the event that the Company achieves earnings per share of the Company’s Common Stock as described in the table below on or before December 31, 2009, the Executive Officers will be granted on January 2, 2010 the number of shares as mentioned in the table that follows.  Each Executive Officer participating in the LTIP will be issued a restricted stock unit certificate reserving the underlying shares to the Executive Officer, and reflecting the criteria for receiving the performance share units as described in the following table.

Earnings Per Share of Company’s Common Stock	$0.95 or Greater	Between $0.94 and $0.85	Between $0.84 and $0.75	Between $0.74 and $0.65
Name	Performance Share Units	Performance Share Units	Performance Share Units	Performance Share Units
	(shares)	(shares)	(shares)	(shares)
Ms. Davis	100,000	85,000	75,000	65,000

Ms. McCarthy (1)	50,000	42,500	37,500	32,500

Mr. Bauman	30,000	25,500	22,500	19,500

Mr. Handy	25,000	21,250	18,750	16,250

Mr. Eide	25,000	21,250	18,750	16,250

Mr. Reiners	25,000	21,250	18,750	16,250

(1)  Ms. McCarthy has announced she intends to leave the Company prior to December 31, 2007.

The Compensation Committee developed the LTIP based on publicly available information, and as part of the process of succession planning during 2006.  The Compensation Committee developed the view that stock options alone were inadequate for the recruiting of key personnel, including a potential successor Chief Executive Officer, and as a means to reward the Executive Officers for executing a long-term strategic plan, which the Board of Directors viewed as necessary in light of business goals such as diversification of the client base outside of the Aerospace and Defense area, reduced “concentration risk” in the form of decreased reliance on the largest competitive bids and program services assignments for the Company’s revenue, and a long-term view towards evaluating acquisition opportunities.  The LTIP combined with existing annual performance-based cash bonuses and more limited annual stock-based awards, is believed by the Compensation Committee to reflect the general approach to executive compensation in the Company’s peer group.

Employee Stock Purchase Plan.  In order to provide employees at all levels with greater incentive to contribute to the Company’s success, the Company provides employees, including the Executive Officers (excluding Steven Myers), with the opportunity to purchase discounted shares of Common Stock under the Company’s Amended and Restated Employee Stock Purchase Plan, which is intended to be a qualified plan under Section 423 of the Internal Revenue Code. Under this plan, eligible employees may authorize payroll deductions of up to 15% of their biweekly base pay.  The amounts are accumulated and, at the end of each quarter are used to purchase shares of the Company’s Common Stock at 95% of the fair market value of the Company’s Common Stock on the Purchase Date (as defined in the plan).

Benefits

The Company offers additional benefits designed to be competitive with overall market practices, and to attract and retain the talent needed by the Company.

The Company provides a full range of benefits to its Executive Officers, including standard medical, dental and disability coverage available to employees generally.

The Company also sponsors a 401(k) Retirement Savings Plan (“401(k) Plan”) that allows employees to make plan contributions on a pre-tax basis.  Employees may enroll to a maximum deferral limit of 20% of covered compensation into the 401(k) Plan.  During 2006, the Company matched employee contributions at 100% of the first 2% of salary deferrals for a total of 2% of eligible compensation.

The Company does not maintain a defined benefit supplemental retirement savings plan or a pension plan for the Executive Officers.

Perquisites

The Company provides the following perquisites to its Executive Officers in an effort to remain competitive with similarly situated companies.

Exec-U-Care Coverage.  The Executive Officers are eligible for a maximum medical benefit of $100,000 a year through the Exec-U-Care program.  During 2006, five of the Executive Officers participated in this program.  Exec-U-Care supplements an Executive Officer’s basic health plan by reimbursing annual expenses not covered under the basic medical and dental benefit plan that are available on a Company-wide basis.  Examples of such expenses include deductibles, co-insurance amounts, special health equipment and chiropractic care.  The Executive Officer is entitled to receive reimbursement for documented medical expenses of the Executive Officer and dependents.

Club Fees & Entertaining.  The Company reimburses or pays for Executive Officers for entrance or initiation fees and monthly club dues.  Club memberships are primarily used for business meetings or entertainment purposes.  Only two of the Executive Officers participated with the club membership perquisite in 2006.

Private Aircraft.  The Company periodically leases aircraft from SummitJets, Inc., which is owned by the Company’s retired Chairman and Chief Executive Officer.  The lease rate was determined through a review of prevailing market rates for such services.  During 2006, the Company recorded an expense of $149,000.  The expense is included in selling, general and administrative expenses in the Company’s Form 10-K for the period ending December 31, 2006.  Of the amount expensed in 2006, no balance remained in accounts payable as of December 31, 2006.

Temporary Housing Allowance.  The Company provides a temporary housing allowance in the Orange County area for two of its Executive Officers who maintain a permanent residence outside of California.

Automobile Expense.  In lieu of an automobile allowance, the Company leases an automobile for the Executive Officer’s use.  In addition, the reasonable cost of annual insurance, fuel, maintenance, cleaning and repair is borne by the Company.

Founders Club Incentive Travel Plan.  As a reward for achieving target performance goals, the Executive Officer and a guest receive a seven-day complimentary travel package, including expenses.

Life Insurance.  The Executive Officer is entitled to receive reimbursement for documented premium expenses for life insurance coverage obtained on Executive Officer’s life, up to a maximum of two thousand dollars ($2,000) of premium cost per year.

401(k) Matching Contribution.  The Executive Officer is eligible to participate in the Company’s 401(k) Plan thereby entitling the Executive Officer to the Company’s matching contribution.

Change of Control Agreements

The Company has entered into Change of Control agreements with the executive officers which become effective only upon certain Change of Control events, which are defined in the agreements.  These Change of Control agreements are meant to induce the continued employment of the Executive Officers and other key employees and to enhance their loyalty and performance by providing them with certain compensation and benefits in the event a Change of Control of the Company occurs.  The term of these agreements and the amounts payable upon the occurrence of the Change of Control events is described in more detail under the section entitled “Potential Payments Upon Termination or Change of Control”.  The Board of Directors reserves the right to extend Change of Control benefits to other Executive Officers to the extent deemed necessary for the Company’s business.

Employment Agreements

The Company typically does not enter into employment agreements with its executives.  However, it is party to agreements with its Chief Executive Officer, Cynthia A. Davis and its President and Chief Operating Officer, Cathy L. McCarthy.  The Company entered into these agreements because it believes that it is important to secure the leadership of these key management individuals.  These agreements, which are described in more detail under the sections entitled “Employment Agreement with Ms. Davis” and “Employment Agreement with Ms. McCarthy” of this Proxy Statement, set forth the base salaries, incentive opportunities, stock based compensation and benefits and perquisites payable to Ms. Davis and Ms. McCarthy.  The Company has provided its other executive officers with letters outlining benefits and prerequisites to which they are entitled, and those benefits (including Change of Control and severance benefits) are described below, including under “Potential Payments Upon Termination or Change of Control.”

Equity Incentive Plan

One of the proposals that shareholders are being asked to consider at the Annual Meeting is the approval of the 2007 Equity Incentive Plan.  As described in the section entitled “Item 2 – Approval of 2007 Equity Incentive Plan,” if approved, the 2007 Equity Incentive Plan will be used to grant equity and performance-based awards similar to those previously granted under the Second Amended and Restated 1997 Equity Incentive Plan (the “Prior Plan”).  All outstanding awards under the Prior Plan will remain outstanding; however, no further awards will be granted pursuant to such plan if the 2007 Equity Incentive Plan is approved by shareholders at the Annual Meeting.

The proposed 2007 Equity Incentive Plan, if approved, would not have a substantive effect on the elements of compensation that comprise each Executive Officer’s total compensation package.  Under the 2007 Equity Incentive Plan, the Company will continue to provide each Executive Officer with annual and long-term incentives in the form of cash and share based awards with terms similar to those discussed in this Compensation Discussion and Analysis for 2006.

Tax Considerations

Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. We believe that achieving the compensation objectives discussed above is more important than the benefit of tax deductibility and our executive officer compensation programs may, from time to time, limit the tax deductibility of compensation.  Nevertheless, when not inconsistent with these objectives, we endeavor to award compensation that will be deductible for income tax purposes.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to “covered” executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year.  No material portion of the compensation paid to our covered executive officers for the year ended December 31, 2006 that would be taken into account in determining a Section 162(m) limitation exceeded the $1 million limit.  The Company’s employee stock option plans and option grants to executives, as well as the LTIP plan adopted in 2007, have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of options with an exercise price equal to the fair market value of the shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Compensation Committee does not expect to take any action at this time to modify cash compensation payable to the executive officers that would result in the application of Section 162(m).

Table 1.  Summary Compensation Table

The following table shows, for the fiscal year ended December 31, 2006, the annual compensation paid to or earned by the Executive Officers.

Name	Principal Position	Year	Salary	Bonus Earned	Option Awards	All Other Compensation	Total
			($)	($)	($) (1)	($) (2)	($)
Steven S. Myers	Chief Executive Officer	2006	500,000	261,441	—	218,386	979,827
Cathy L. McCarthy	President and Chief Operating Officer	2006	400,000	144,629	482,550	28,286	1,055,465
Steve D. Handy	Senior Vice President-Chief Financial Officer	2006	195,846	83,127	40,412	14,543	333,928
G. Timothy Bauman	Executive Vice President-Sales and Marketing	2006	275,000	205,364	—	37,499	517,863
Thomas A. Eide	Senior Vice President-Consulting Operations	2006	200,000	83,127	93,351	26,707	403,185
Kevin L. Reiners	Seior Vice President-Product Development & Acquisition	2006	203,311	112,374	—	3,784	319,469

These categories did not apply to Executive Officers during 2006: (a) Stock Awards, (b) Non-Equity Incentive Plan Compensation, and (c) Change in Pension Value and Non-Qualified Deferred Compensation Earnings.

(1)          The aggregate grant date fair value for options awards issued during 2006.

(2)          Perquisites within the Company are described in further detail under the section entitled “Compensation Discussion and Analysis – Elements of Executive Compensation – Perquisites”.  Additional detail regarding the components of this aggregate amount is provided in the following table for each Executive Officer.

	Amount of All Other Compensation for:
	S. Myers	S. Handy	C. McCarthy	G.T. Bauman	T. Eide	K. Reiners
	($)	($)	($)	($)	($)	($)
Exec-U-Care	35,395	8,934	6,693	5,007	125	—

Club Fees & Entertaining	4,974	—	5,497	—	—	—

Private Aircraft	149,189	—	—	—	—	—

Housing Allowance	—	—	—	19,800	22,736	—

Automobile Expense	24,428	—	11,696	—	—	—

Founders Club Incentive Travel Program	—	—	—	9,000	—	—

Life Insurance Premium Reimbursement	—	2,000	—	2,000	—	—

401(k) Matching Contributions	4,400	3,609	4,400	1,692	3,846	3,784

	218,386	14,543	28,286	37,499	26,707	3,784

Table 2.  Grants of Plan-Based Awards Table

The following table shows all grants of option awards under the Company’s equity incentive plan during fiscal year 2006 to each of the Executive Officers named in the Summary Compensation Table and the estimated future payouts with respect to such awards. To the extent that an option award only provides for a payout upon exercise of a vested option, that amount is reported as the “maximum” in column (1) below.  As of December 31, 2006, there have been no stock awards issued to any Executive Officer and therefore this table does not reflect a column for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” and “All Other Stock Awards: Number of Shares of Stock or Units”.

			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Securities Underlying	Exercise or Base Price of Option
Name	Grant Date	Threshold	Target	Max	Options	Awards
		(#)	(#)	(#) (1)	(#) (2)	($/Sh)
Steven S. Myers	—	—	—	—	—	—
Steve D. Handy	02/15/2006	—	—	—	10,000	7.11
Cathy L. McCarthy	01/03/2006	—	—	18,750	81,250	8.49
G. Timothy Bauman	—	—	—	—	—	—
Thomas A. Eide	02/15/2006	—	—	—	23,100	7.11
Kevin L. Reiners	—	—	—	—	—	—

(1)          The maximum number represents options that vested during 2006.

(2)          This represents options granted during the year that were not performance based and did not vest during 2006.

Table 3.  Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning unexercised stock options for each of the Executive Officers named in the Summary Compensation Table as of December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Steven S. Myers	—	—	—	—	—

Steve D. Handy	6,250	—	—	$2.55	03/11/2012
	6,250	6,250	—	$3.73	01/21/2013
	—	10,000	—	$7.11	02/15/2016

Cathy L. McCarthy	56,800	—	—	$1.531	09/30/2010
	50,000	—	—	$3.04	09/30/2012
	50,000	—	—	$11.53	09/30/2013
	100,000	—	—	$11.82	01/02/2014
	43,750	56,250	—	$8.45	01/03/2015
	18,750	81,250	—	$8.49	01/03/2016

G. Timothy Bauman	30,000	30,000	—	$7.04	09/29/2014

Thomas A. Eide	250	—	—	$2.50	01/02/2012
	10,000	—	—	$11.76	01/05/2014
	3,750	11,250	—	$8.75	08/01/2015
	—	23,100	—	$7.11	02/15/2016

Kevin L. Reiners	7,500	22,500	—	$8.390000	12/27/2015

As of December 31, 2006, there were no stock awards issued to any Executive Officer.

Option Exercises and Stock Vested Table

There were no stock options exercised by Executive Officers or stock awards issued to Executive Officers during 2006.

Pension Benefits Table

The Company provides no payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation Table

The Company provides a qualified defined contribution plan.

Potential Payments Upon Termination or Change of Control

The Company has entered into agreements with each Executive Officer that provides certain payments and benefits upon termination of such officers’ employment.  Due to Mr. Myers’ retirement effective March 31, 2007, no such payments and benefits are payable to him under such letter.  Mr. Myers however entered into a Retirement Agreement which provided certain payments and benefits as described under “Retirement Agreement with Mr. Myers”.

Employment Agreement with Ms. Davis

The Company and Ms. Davis are party to an employment agreement providing for an annual base salary of $400,000 per annum and participation in the Company’s incentive compensation program with an opportunity to earn $250,000 in bonus compensation.  In addition, on her first day of employment, as compensation for relinquishing benefits at her previous employer, Ms. Davis received 200,000 SM&A stock options, with an exercise price of $7.14 per share, a grant of 7,000 shares of SM&A Common Stock and a $50,000 payment.  Additionally, the Board of Directors may award other equity incentives each January 2nd Ms. Davis is employed.  If Ms. Davis is terminated by the Company without cause, or terminates her employment for good reason (as defined in the agreement), or if she is terminated within 12 months following a Change of Control of the Company, she will receive salary through the balance of the agreement term or for 12 months, whichever is longer, and continuation of health insurance and similar benefits for the time specified in the agreement.  Other benefits and perquisites provided to the Company’s executives are available to Ms. Davis as more fully set forth in this discussion. Ms. Davis agreed to certain restrictive covenants and other provisions for the benefit of the Company as more fully set forth in the agreement.  The agreement term continues through April 1, 2010.

Employment Agreement with Ms. McCarthy

The Company and Ms. McCarthy are party to an employment agreement, as amended, providing for an annual base salary of $400,000 and an annual incentive bonus pursuant to a plan adopted by the Board of Directors. Ms. McCarthy also receives an annual stock option grant for the purchase of 100,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. These options vest and become exercisable in 16 quarterly installments. Ms. McCarthy and her dependents are entitled to reimbursement for documented medical expenses not otherwise covered by the Company’s medical plan and long-term care and disability insurance coverage and she receives other benefits as more fully set forth in this discussion. Ms. McCarthy may not compete with the Company during the term of the agreement, and may not solicit any employees to leave their employment with the Company for a period of two years following the expiration of the term of the agreement. Ms. McCarthy has an obligation to keep confidential and protect the trade secrets and other confidential information of the Company and its customers.

The Company may terminate the agreement at any time for “Cause” (as defined therein), or without “Cause” on 30 days’ prior notice. Ms McCarthy may resign at any time on 30 days’ prior notice. If Ms. McCarthy is terminated without “Cause,” or if she resigns for “Good Reason” (as defined in the agreement), she will receive her base salary, and health and welfare benefits, for the shorter of twelve months or until the expiration of the term of the agreement, and she will receive the pro rata portion of any incentive bonus which has been earned through the date of her termination. If Ms. McCarthy is terminated without “Cause” or resigns for “Good Reason” within twelve months following a of the Company, Ms. McCarthy will receive (i) a lump sum payment equal to her annual base salary for the shorter of the remainder of the term of the agreement or twelve months, and (ii) health and welfare benefits for the shorter of the remainder of the term of the agreement, the date which is 18 months from the date of the , or the date which is 12 months from the date of termination. Upon the occurrence of a , Ms. McCarthy will be entitled to a lump sum payment in an amount equal to her annual base salary, and all of her outstanding stock options will, to the extent unvested, vest in full and be immediately exercisable.

Ms. McCarthy’s employment agreement has a term expiring December 31, 2007, and she has disclosed her intention to leave the company prior to that date.  If it is determined that Ms. McCarthy is resigning for “Good Reason”, she will receive her base salary, and health and welfare benefits, for the shorter of twelve months or until the expiration of the term of the agreement, and she will receive the pro rata portion of any incentive bonus which has been earned through the date of her termination.

Payments Upon Termination Due to Death or Disability

The Company provides Ms. Davis and Ms. McCarthy with continuation of salary following death or disability for up to 12 months, or the expiration of the applicable agreement term, whichever occurs first.  In the case of disability, health and life insurance will be provided (or premiums reimbursed) for the period.

Benefits Letters

The Company entered into a benefits letter with each of the other Executive Officers which requires the Company to provide the following payments and benefits upon termination of such officers’ employment as follows.

Payments Upon Termination Without Cause or Resignation For Good Reason

In the event that, absent a , the Company terminates any other Executive Officer’s employment without cause or any Executive Officer resigns for good reason and the officer signs a waiver and release in a form that meets the Company’s approval, the officer will be entitled to (i) a lump sum payment equal to 6 times the officer’s then current monthly base salary in accordance with the Company’s customary payroll practices and (ii) the same health and life insurance benefits he or she was then currently receiving until six (6) calendar months after the effective date of the termination or, if the policies for such benefits do not permit continued participation in such plan, the monthly premium or premiums for such discontinued health and/or life insurance.

The continuation of health and life insurance benefits will cease on the date upon which an officer becomes employed on a full-time basis (including to self-employment, but only if the officer holds himself or herself out to the public as being a self-employed consultant or other businessman) or the date upon which the officer violates any provision of the Company’s Proprietary Information and Invention Assignment Agreement or the Company’s Business Conduct and Ethics Code.  Cause includes but is not limited to the following:  (i) refusal or failure to carry out any reasonable direction from the Company; (ii) demonstrated negligence or misconduct in the execution of an officer’s assigned duties; (iii) habitual non-performance or incompetent performance of an officer’s duties; (iv) conviction of a felony or other serious crime involving moral turpitude; (v) engaging in fraud, embezzlement or other illegal conduct; (vi) a violation of the Company’s Proprietary Information and Invention Assignment Agreement or the Company’s Business Conduct and Ethics Code; (vii) failure or refusal to materially perform an officer’s duties and responsibilities; or (viii) material violation of any material written policy or procedure of the Company.  Good reason is defined as any of the following:  (x) the assignment of duties inconsistent with an officer’s then current position, duties, or responsibilities which is sufficient to constitute a diminution of status with the Company; (y) a significant reduction by the Company in an officer’s base salary then in effect unless the reduction is the result of an across the board reduction in salary of all executive officers; or (z) any failure by the Company to obtain the assumption of the terms of the employment agreement that contains these provisions by a successor or assignee of the Company, if the successor or assignee asserts that it is not bound by those provisions.

Payments Upon Change of Control

In the event of a change-in-control of the Company, each Executive Officer (except Ms. Davis and Ms. McCarthy with respect to the vesting of unvested stock options as described below), if the officer is within 24 months of the change-in-control terminated for any reason (including non-continuation of his or her position with the acquirer), the officer will be entitled to (i) a payment equal to 12 times the officer’s then current monthly base salary in accordance with the Company’s customary payroll practices and (ii) the same health and life insurance benefits he or she was then currently receiving until twelve (12) calendar months after the effective date of the termination or, if the policies for such benefits do not permit continued participation in such plan, the monthly premium or premiums for such discontinued health and/or life insurance.   under these arrangements is defined as the earliest date on which any of the following occurs:  (x) a merger or consolidation in which the shares of the Company outstanding immediately prior to such merger or consolidation (or the securities into which they are converted by virtue of such merger or consolidation) do not represent at least fifty percent (50%) of the voting power of the surviving corporation or its parent or (ii) a sale, lease or other transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

The table that follows reflects the estimated amount of compensation that would be payable to (i) Ms. Davis and Ms. McCarthy under the terms of their respective employment agreements in effect on December 31, 2006 and (ii) each of the other Executive Officers (other than Mr. Myers) under the terms of the Company’s severance pay policy, in each case, in the event of termination of such Executive Officer’s employment under any one of the follow scenarios effective as of December 31, 2006:

•                  For cause by the Company or without good reason by the Executive Officer;

•                  Without cause by the Company or with good reason by the Executive Officer;

•                  Without cause by the Company or with good reason by the Executive Officer in connection with a change of control of the Company; and

•                  Upon the death or disability of the Executive Officer.

Potential Payments to Named Executive Officers Other Than Mr. Myers

The following table describes the potential payments upon termination or a Change of Control of the Company for each of the Named Executive Officers, other than Mr. Myers.  For the purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2006 and (ii) the stock price was $5.80, the closing market price of the Company’s Common Stock on December 29, 2006, the last business day of the 2006 fiscal year.

The estimates that follow do not include vested payments that are disclosed in the preceding table: Outstanding Equity Awards at Fiscal Year End—Fiscal 2006.  Also, any benefits that are generally available to all salaried employees and are nondiscriminatory are excluded from these estimates.  Cash incentives reflect bonuses accrued as of December 31 that had not been paid as of that date, plus a payment to Ms. McCarthy.

						Termination
			Termination	Termination	Change of	Following
			Without Cause	Due to	Control; No	Change of
			or	Death or	Termination	Control
			For Good Reason	Disability	(1)	(2)
			($)	($)	($)	($)
Cynthia A. Davis	(3)		N/A	N/A	N/A	N/A

Cathy L. McCarthy	(4)	Base Salary	400,000	400,000	—	400,000
		Cash Incentive	48,886	48,886	400,000	448,886
		Stock Options	—	—	—	—
		Health Benefit Continuation	9,310	9,310	9,310	9,310

Steve D. Handy		Base Salary	100,000	—	—	200,000
		Cash Incentive	20,009	—	—	20,009
		Stock Options	12,938	12,938	—	12,938
		Health Benefit Continuation	5,094	—	—	9,957

G. Timothy Bauman		Base Salary	137,500	—	—	275,000
		Cash Incentive	53,311	—	—	53,311
		Stock Options	—	—	—	—
		Health Benefit Continuation	7,112	—	—	13,898

Thomas A. Eide		Base Salary	100,000	—	—	200,000
		Cash Incentive	20,009	—	—	20,009
		Stock Options	—	—	—	—
		Health Benefit Continuation	7,686	—	—	15,008

Kevin L. Reiners	(5)		N/A	N/A	N/A	N/A

(1)          Assumes all stock options are assumed by the acquirer as permitted under the Second and Amended Restated Equity Incentive Plan.

(2)          Assumes employment is terminated without cause by the acquirer within the period specified in the applicable agreement or benefit letter.

(3)          Ms. Davis was not an employee of the Company as of December 31, 2006; therefore, the potential payments would not apply.

(4)          Calculations assume an event occurs December 31, 2006 and Ms. McCarthy remains employed for the duration of 2007.

(5)          The Company’s Board of Directors approved additional benefit terms to Mr. Reiners effective January 1, 2007; therefore, Mr. Reiners would not have participated in potential payments as of the last fiscal year.

Retirement Agreement with Mr. Myers

On March 9, 2007, the Company entered into a retirement agreement with Steven S. Myers, who retired as Chairman, Chief Executive Officer and a member of the Board of Directors on March 31, 2007.  The Company made a retirement payment to Mr. Myers of $500,000 in the second quarter of 2007, and the Company and Mr. Myers agreed to a mutual release of claims, provided that the Company’s indemnification obligations and certain restrictive covenants of Mr. Myers’ employment agreement remain in force following his retirement.

Director Compensation

The Chief Executive Officer, as a Board member, receives no additional compensation other than her normal salary for serving on the Board. The Company has no other employee directors.

Non-employee directors receive the following annual cash and/or stock compensation as approved by the Board and as provided in Amendment 2 dated March 7, 2007 of the 2005 Director Compensation Plan.

DIRECTOR COMPENSATION PLAN

Effective April 1, 2007

Type of Compensation	Cash		Stock Options

Annual Retainer	$20,000	(1)
Independent Chairman of the Board Retainer	$40,000	(2)
Additional Retainer for Audit Committee Chair	$10,000	(3)
Additional Retainer for Compensation Committee Chair	$5,000	(4)
Additional Retainer for Governance & Nominating Committee Chair	$5,000	(4)
Board Meeting Attendance Fee	$1,500	(5)
Committee Meeting Attendance Fee	$750	(6)
Telephonic Meeting Attendance Fee	$500	(7)
Stock Options
Stock Options-In Lieu of Retainer Fee(s)	$—		Vested 100% on Date of Grant	(8)
Stock Options-All Existing Non-Employee Directors	$—		Options Must Vest 100%	(9)
Stock Options-All New Non-Employee Directors	$—		Option for 50,000 Shares	(10)
Stock Options-Annual Membership Anniversary Grant	$—		Option for 12,000 Shares	(11)

Footnotes to Director Compensation Table:

(1)                                  Paid to all non-employee directors (except the Independent Chairman) in quarterly increments as follows:  (a) $5,000 paid in shares of Company Common Stock on January 1; (b) $5,000 paid in cash on April 1; (c) $5,000 paid in cash on July 1; (d) $5,000 paid in cash on October 1.  If the payment date is a holiday or weekend, the next open business or market trading day will apply.

(2)                                  Paid in quarterly increments as follows: (a) $10,000 paid in shares of Company Common Stock on January 1; (b) $10,000 paid in cash on April 1; (c) $10,000 paid in cash on July 1; (d) $10,000 paid in cash on October 1.  If the payment date is a holiday or weekend, the next open business or market trading day will apply.

(3)                                  Paid in quarterly increments of $2,500 on January 1, April 1, July 1, and October 1.

(4)                                  Paid in quarterly increments of $1,250 on January 1, April 1, July 1, and October 1.

(5)                                  Paid to each non-employee director (except the Independent Chairman) for each scheduled Board meeting day, including days the director spends working on SM&A business.  The director is also eligible for reimbursement of expenses incurred while attending Board meetings, in accordance with Company policy. The Independent Chairman is paid $2,000 for each scheduled Board meeting day, including days the Independent Chairman spends working on SM&A business. The Independent Chairman is also eligible for reimbursement of expenses incurred while attending Board meetings, in accordance with Company policy.

(6)                                  Paid to each non-employee director for each scheduled Committee meeting day.  The director is also eligible for reimbursement of reasonable expenses incurred while attending Committee meetings, in accordance with Company policy.

(7)                                  Paid to each non-employee director for each scheduled Telephonic meeting.  The director is also eligible for reimbursement of telephonic expenses incurred for participation in Telephonic meetings, in accordance with Company policy.

(8)                                  At the request of a non-employee director, the cash fees (retainer and/or meeting attendance fees) will be converted into equivalent number of options, according to the fair market value closing price of the Company’s Common Stock on the grant date and multiplied by a factor of two (2) to determine the equivalent number of options to be granted.  Stock options granted in lieu of a retainer fee(s) will vest 100% on the date of grant.  The grant date shall be equal to the quarterly incremental payment date(s) as shown in Footnotes 1 through 4.  If the grant date falls on a weekend, legal holiday, or closed market trading date, the next open market trading date and fair market value closing price shall be designated as the option exercise price.

(9)                                  A non-employee director will be eligible for an additional stock option grant under the Director Compensation Plan when the following criteria have been met: (i) The non-employee directors serving on the Company’s Board as of April 11, 2005 namely Messrs. Bowes, Lewis, Reagan, Rodin, Stenbit, and Untracht (the “Existing Directors”) will retain all options granted through and including April 11, 2005 and each said option grant(s) must vest 100%; (ii) A non-employee director whose option grant vesting schedule was accelerated on June 8, 2005, namely Messrs. Hanger, Bowes, and Stenbit, must conclude the original vesting period schedule.  For example, an option granted on February 1, 2005 with a four-year vesting schedule is accelerated to 100% vested on June 8, 2005.  The non-employee director would not be eligible for an additional stock option grant until February 1, 2009.

(10)                            Upon initial appointment or election to the Board, (or the next open market trading date), the new non-employee director (“New Director”) is automatically granted an option to purchase fifty thousand (50,000) shares of the Company’s Common Stock under the Second Amended and Restated Equity Incentive Plan or such equity incentive plan in effect as approved by the shareholders.  The option will vest at a rate of twenty-five percent (25%) per year over a period of four (4) years with the term of the option being ten (10) years.  The standard ninety (90) day waiting period will be waived for all initial appointments or elections to the Board.

(11)                            On each anniversary date of appointment to the Board (or the next open market trading date), the non-employee directors who maintain options that have vested 100% are automatically granted an additional option to purchase twelve thousand (12,000) shares of the Company’s Common Stock under the Second Amended and Restated Equity Incentive Plan or such equity incentive plan in effect as approved by the shareholders. The exercise price of the option grant will be equal to the fair market value closing price of the Company’s Common Stock on the date of the option grant.  The option will vest at a rate of twenty-five percent (25%) per year over a period of four (4) years with the term of the option being ten (10) years.

As of April 2, 2007, options to purchase an aggregate of 894,948 shares of the Company’s Common Stock (of which 21,000 expired in January 2003) had been issued under the Plan to the Company’s current non-employee directors, at exercise prices ranging from $1.53 to $12.00 per share.

Director Compensation Table

The following table shows, for the fiscal year completed December 31, 2006, the annual fees paid to or earned by the Board of Directors.

	Fees Earned					Expenses
	or Paid	Stock	Option	All Other		Incurred
Name	in Cash	Awards	Awards	Compensation	Total	Total
	($)(1)	($)	($)(2)	($)	($)	($)

William C. Bowes(3)	43,067	—	—	1,608	44,675	$9,537

Cynthia A. Davis(4)	—	—	—	—	—	—

Dwight L. Hanger(5)	36,000	—	—	—	36,000	$3,885

J. Christopher Lewis	24,333	—	43,190	—	67,523	—

Steven S. Myers(6)	—	—	—	—	—	—

Joseph B. Reagan	30,700	—	—	—	30,700	$4,051

Robert Rodin	24,333	—	—	—	24,333	—

John P. Stenbit(7)	10,083	—	12,350	—	22,433	$12,667

Robert J. Untracht(8)	—	—	79,095	—	79,095	$11,144

(1)          Directors may convert into stock options, all or a portion of the fees otherwise payable to them in accordance with Amendment 1 of the 2005 Director Compensation Plan (the “Director Compensation Plan”).

(2)          The aggregate grant date fair value computed in accordance with FAS 123R.

(3)          Includes $1,608 in consulting fees and $786 in expenses incurred pursuant to the terms of a consulting agreement between the Company and Bowes Enterprises.

(4)          Ms. Davis was appointed to the Board effective April 2, 2007.

(5)          Mr. Hanger was appointed as Chairman of the Board effective April 1, 2007.

(6)          Mr. Myers retired from the Board of Directors on March 31, 2007.

(7)          Effective June 6, 2006, Mr. Stenbit elected to receive stock option grants in lieu of Board fees.

(8)          Effective March 29, 2006, Mr. Untracht elected to receive stock option grants in lieu of Board fees.

Non-Employee Directors – Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options for each of the non-employee directors named in the Director Compensation Table as of December 31, 2006.

	Number of	Number of	Equity Incentive
	Securities	Securities	Plan Awards:
	Underlying	Underlying	Number of Securities
	Unexercised	Unexercised	Underlying
	Options	Options	Unexercised	Option Awards	Option
	(#)	(#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date
William C. Bowes	100,000	—	—	$9.88	04/15/2014

Dwight L. Hanger	50,000	—	—	$8.91	04/12/2015

J. Christopher Lewis	29,000	—	—	$3.48	06/05/2012
	—	12,000	—	$6.42	09/25/2016

Joseph B. Reagan	50,000	50,000	—	$8.01	07/30/2014

Robert Rodin	25,000	75,000	—	$8.00	02/17/2015

John P. Stenbit	100,000	—	—	$9.88	04/15/2014
	1,198	—	—	$6.26	07/03/2016
	498	—	—	$6.03	08/10/2016
	1,240	—	—	$6.05	10/02/2016
	496	—	—	$6.05	10/24/2016
	531	—	—	$5.65	11/30/2016

Robert J. Untracht	100,000	—	—	$3.15	04/12/2012
	1,277	—	—	$6.37	03/29/2016
	1,615	—	—	$6.50	04/03/2016
	—	12,000	—	$6.24	04/12/2016
	935	—	—	$6.42	06/12/2016
	1,677	—	—	$6.26	07/03/2016
	520	—	—	$5.77	07/18/2016
	498	—	—	$6.03	08/10/2016
	1,736	—	—	$6.05	10/02/2016
	496	—	—	$6.05	10/24/2016
	976	—	—	$6.15	11/02/2016
	531	—	—	$5.65	11/30/2016
	515	—	—	$5.82	12/19/2016

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee assists the Board of Directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of the Company’s director and executive compensation programs and administers the Company’s equity-based plans, reviews the compensation of directors, executive officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission or other regulatory body, including this Compensation Committee Report.

In performing our oversight responsibilities, we have reviewed and discussed the Compensation Discussion and Analysis for the fiscal year ended December 31, 2006.  Based on the review and discussions, and subject to the limitations of our role, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2007 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

Dr. Joseph B. Reagan, Chair

William C. Bowes

J. Christopher Lewis

ADDITIONAL INFORMATION

Submission of Shareholder Proposals for the 2008 Proxy Statement

Shareholders are advised that any shareholder proposals and director nominations intended for consideration at the 2008 Annual Meeting and for consideration for inclusion in the proxy materials for that meeting, must be received by the Company no later than November 26, 2007 and must be in accordance with the requirements of the Company.  Shareholders submitting proposals must direct them to the Corporate Secretary of the Company.  It is recommended that shareholders utilize certified mail, return-receipt requested, in order to ensure timely delivery, at:  Corporate Secretary, SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

Cost of Proxy Solicitation

It is contemplated that the solicitation of proxies in 2006 will be made primarily by mail.  The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing.  Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished.  All expenses incurred in connection with this solicitation will be borne by the Company.  The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

Other Matters

The Board of Directors knows of no matters to come before the Annual Meeting, other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Steve D. Handy
Steve D. Handy
Senior Vice President, Chief Financial Officer and Corporate Secretary

Dated:    April 23, 2007

Appendix A

SM&A

2007 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

1. PURPOSE

2. DEFINITIONS

3. TERM OF THE PLAN

4. STOCK SUBJECT TO THE PLAN

5. ADMINISTRATION

6. AUTHORIZATION OF GRANTS

7. SPECIFIC TERMS OF AWARDS

8. ADJUSTMENT PROVISIONS

9. SETTLEMENT OF AWARDS

10. RESERVATION OF STOCK

11. LIMITATION OF RIGHTS IN STOCK; NO SPECIAL SERVICE RIGHTS

12. UNFUNDED STATUS OF PLAN

13. NONEXCLUSIVITY OF THE PLAN

14. TERMINATION AND AMENDMENT OF THE PLAN

15. NOTICES AND OTHER COMMUNICATIONS

16. GOVERNING LAW

SM&A

2007 EQUITY INCENTIVE PLAN

1.             Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock.  The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.             Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1.          Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2.          Acquisition means a merger or consolidation of the Company into another person (i.e., which merger or consolidation the Company does not survive) or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions.

2.3.          Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4.          Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.5.          Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6.          Board means the Company’s Board of Directors.

2.7.          Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8.          Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan.  For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.9.          Company means SM&A, a corporation organized under the laws of the State of Delaware.

2.10.        Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.11.        Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.12.        Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13.        Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee.  Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the Nasdaq Global Market of the Nasdaq Stock Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the preceding date for which a closing price was reported.  For purposes of Awards effective as of the effective date of the Company’s initial public offering, Market Value of Stock shall be the price at which the Company’s Stock is offered to the public in its initial public offering.

2.14.        Nonstatutory Option means any Option that is not an Incentive Option.

2.15.        Option means an option to purchase shares of Stock.

2.16.        Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.17.        Participant means any holder of an outstanding Award under the Plan.

2.18.        Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria used to establish Performance Goals are limited to:  (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses or (xxv) customer service.

2.19.        Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria.  The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual. either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant.  To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance against a Performance Goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Principles Board Opinion No. 30, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

2.20.        Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.21.        Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.

2.22.        Plan means this 2007 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.23.        Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.24.        Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.25.        Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.26.        Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.27.        Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.28.        Stock means common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.29.        Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.30.        Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.31.        Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.32.        Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code).  Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.             Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders.  Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.  Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.             Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed One Million Five Hundred Thousand (1,500,000) shares of Stock; subject, however, to the provisions of Section 8 of the Plan.  For purposes of applying the foregoing limitation, (a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value, the shares not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan and (b) if any Option is exercised by delivering previously owned shares in payment of the exercise price therefor, only the net number of shares, that is, the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan.  In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock.  Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.             Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award.  In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.             Authorization of Grants

6.1.          Eligibility.  The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.  Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed Five Hundred Thousand (500,000) shares of Stock.

6.2.          General Terms of Awards.  Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.  No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3.          Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or SAR of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.  Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

6.4.          Non-Transferability of Awards.  Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.  However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion.  For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.             Specific Terms of Awards

7.1.          Options.

(a)           Date of Grant.  The granting of an Option shall take place at the time specified in the Award Agreement.  Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b)           Exercise Price.  The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner.  The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c)           Option Period.  No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.  The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d)           Exercisability.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.  In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e)           Method of Exercise.  An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 15, specifying the number of shares with respect to which the Option is then being exercised.  The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company of

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company).  Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option.  Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased.  Such shares shall be fully paid and nonassessable.

(f)            Limit on Incentive Option Characterization.  An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”.  The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986.  Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g)           Notification of Disposition.  Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2.          Stock Appreciation Rights.

(a)           Tandem or Stand-Alone.  Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option.  Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b)           Exercise Price.  Stock Appreciation Rights shall have an exercise price of not less than fifty percent (50%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c)           Other Terms.  Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option.

7.3.          Restricted Stock.

(a)           Purchase Price.  Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)           Issuance of Certificates.  Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of SM&A 2007 Equity Incentive Plan and an Award Agreement entered into by the registered owner and SM&A.  Copies of such Plan and Agreement are on file in the offices of SM&A.

(c)           Escrow of Shares.  The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d)           Restrictions and Restriction Period.  During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)           Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.  Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock.  The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f)            Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.4.          Restricted Stock Units.

(a)           Character.  Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b)           Form and Timing of Payment.  Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period.  At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned.  Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5.          Performance Units.

(a)           Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.

(b)           Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.  After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(c)           Form and Timing of Payment.  Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period.  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants.  The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units.  If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6.          Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate.  Stock Grants shall be made without forfeiture conditions of any kind.

7.7.          Qualified Performance-Based Awards.

(a)           Purpose.  The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code.  If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan.  In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award.  However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b)           Authority.  All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify.  Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c)           Applicability.  This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards.  The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

(d)           Discretion of Committee with Respect to Qualified Performance-Based Awards.  Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant.  With regard to other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, Restricted Stock Units, or Performance Units, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual.  Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e)           Payment of Qualified Performance-Based Awards.  A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee.  In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(f)            Maximum Award Payable.  The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 4 above, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

(g)           Limitation on Adjustments for Certain Events.  No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.8.          Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.  The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award.  No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.             Adjustment Provisions

8.1.          Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of April 16, 2007.  Subject to Section 8.2, if subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2.          Treatment in Certain Acquisitions. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition in which outstanding Awards are not Accelerated in full, any then outstanding Awards shall nevertheless Accelerate to the extent not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or parent thereof, and thereafter (or after a reasonable period following the Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and other relevant terms in accordance with Section 8.1.

8.3.          Dissolution or Liquidation.  Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option and SAR shall terminate, but the Optionee or SAR holder (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or SAR to the extent exercisable on the date of dissolution or liquidation.

8.4.          Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.5.          Related Matters.  Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8.  No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.  No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

9.             Settlement of Awards

9.1.          In General.  Options and Restricted Stock shall be settled in accordance with their terms.  All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement.  The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

9.2.          Violation of Law.  Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)           the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

(b)           the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

9.3.          Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.  Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders’ Agreement, if any.  In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders’ Agreement, the provisions of the Stockholders’ Agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

9.4.          Investment Representations.  The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.5.          Registration.  If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense.  The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.  In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

9.6.          Placement of Legends; Stop Orders; etc.  Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.4 in addition to any other applicable restriction under the Plan, the terms of the Award and if applicable under the Stockholders’ Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock.  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.7.          Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.  The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.  However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations.  Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.          Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.          Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent.  Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company.  Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

12.          Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.          Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

14.          Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable.  Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan.  Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares and on the same or different terms and conditions (including but not limited to the exercise price of any Option).  Furthermore, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.  Notwithstanding the foregoing, no Option may be amended to effect the repricing of such Option without the approval of the stockholders of the Company.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

15.          Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor.  All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

16.          Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

Appendix B

SM&A

AMENDED COMPENSATION COMMITTEE CHARTER

March 7, 2007

I.

ORGANIZATION

The Compensation Committee (the “Committee”) of SM&A, a Delaware corporation (the “Company”), shall consist of at least two non-employee members of the Board of Directors of the Company (the “Board”) and shall be appointed by the Board with the exact number being determined by the Board.  The Committee will serve at the discretion of the Board and will serve during their term as a director subject to earlier resignation or removal by the Board.  A “non-employee”  Board member shall not be eligible to serve on the Committee unless he or she can establish to the satisfaction of the Board that he or she:

•                  is an “independent director” as determined by the independence criteria of the applicable rules and regulations of The NASDAQ Stock Market, Inc., as amended from time to time, except as may otherwise be permitted by such rules and regulations;

•                  is a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and

•                  is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and any rules or regulations promulgated thereunder.

II.

PURPOSE

The Committee’s primary functions are to discharge, or to assist the Board in discharging, the Board’s responsibilities with respect to all forms of compensation to the Company’s Board members, executive officers and other employees to assure that such compensation is fair, competitive and sufficient to attract and retain highly qualified individuals, to administer the Company’s current and future equity compensation plans and to discuss the Compensation Discussion & Analysis with the Company’s management and recommend that the Compensation Discussion & Analysis be included in the Company’s proxy statement.

III.

STATEMENT OF POLICY

The Committee shall provide guidance and periodic monitoring for all corporate compensation, benefit, and employee equity programs. Except as set forth herein, the Committee’s actions will generally relate to overall considerations, policy, and strategy.

The Committee shall have sole and exclusive authority to administer the Second Amended and Restated Equity Incentive Plan with respect to the Company’s senior executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”).

B-1

The Committee shall have sole and exclusive authority to establish the compensation payable to the Company’s executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, including the adjustment of base salary each year, the implementation and administration of incentive compensation programs for such individuals and the authorization of all awards to such individuals under these incentive programs.

The Committee shall approve all perquisites, equity incentive awards and special cash payments made or paid to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16.

The Committee shall assist the Board in succession planning for executive officers.

The Committee shall perform any other responsibilities from time to time assigned by Board resolution.

IV.

RESPONSIBILITIES AND PROCESSES

The Committee shall meet with the Chief Executive Officer prior to the start of each fiscal year to discuss the incentive compensation programs to be in effect for such fiscal year.  Any issuances of incentive compensation of the established incentive compensation programs during each fiscal year shall be approved by the Committee.

At the end of each fiscal year, the Committee shall meet to review the performance of senior executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 under those programs and award bonuses thereunder, including equity compensation.  At that time, the Committee shall also adjust base salary levels for senior executive officers and employee Board members subject to the short-swing profit restrictions of Section  16, and review the overall performance of the Company’s employee benefit plans.

The Committee shall also meet as and when necessary to administer the Second Amended and Restated Equity Incentive Plan with respect to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16.

The Committee shall convene periodically as necessary to act upon any other matters within its jurisdiction under this charter.

The Committee shall periodically provide the Board with an objective assessment of all forms of compensation provided by the Company to its Board members, executive officers and other employees.

The Committee shall conduct and present to the Board an annual performance evaluation of its committee.

Minutes shall be kept of each meeting of the Committee and will be provided to each member of the Board of Directors. Any action of the Committee, other than equity incentive awards under the Second Amended and Restated Equity Incentive Plan to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, shall be subject to revision, modification or rescission by the Board of Directors.

B-2

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 5, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Cynthia A. Davis and Steve D. Handy, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of SM&A held of record by the undersigned as of April 9, 2007, at the Annual Meeting of Shareholders of SM&A to be held at the Company’s Corporate Headquarters, 4695 MacArthur Court, 8th Floor, MacArthur Boulevard, Newport Beach, California, on Tuesday, June 5, 2007 at 10:00AM local time, and at all adjournments thereof, upon the following matters, which are described in SM&A’s Proxy Statement for the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

(I)                                    “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS;

(ii)                                  “FOR” APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN; and

(iii)                               “FOR” RATIFICATION OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS MADE, IT WILL BE VOTED

(i)                                     “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS;

(ii)                                  “FOR” APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN; and

(iii)                               “FOR” RATIFICATION OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE SIGN AND DATE ON REVERSE SIDE

1.                                      ELECTION OF DIRECTORS

Director Nominees:  William C. Bowes, Cynthia A. Davis, J. Christopher Lewis, Dwight L. Hanger, Joseph B. Reagan, Robert Rodin, John P. Stenbit, Robert J. Untracht.

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY to vote
	(except as indicated to the contrary below)		for all nominees listed above.

(INSTRUCTIONS:  To Withhold Authority to vote for any individual nominee, write that nominee’s name in this space provided.)_____________________________________________

2.                                      APPROVAL OF 2007 EQUITY INCENTIVE PLAN

☐            FOR                                   ☐    AGAINST                 ☐    ABSTAIN

3.                                      RATIFICATION OF BDO SEIDMAN, LLP

as the Independent Registered Public Accounting Firm for the year ending December 31, 2007.

☐            FOR                                   ☐    AGAINST                 ☐    ABSTAIN

4.                                      OTHER BUSINESS

To act upon all other matters that properly come before the meeting.

☐            FOR                                   ☐    AGAINST                 ☐    ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

PLEASE DATE, SIGN, MAIL AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears herein. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Date

Signature

Signature